UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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T. Rowe Price Group, Inc.
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YOUR VOTE IS IMPORTANT!

Please execute and return the enclosed proxy promptly whether or not you plan to attend the T. Rowe Price Group, Inc. 2012 Annual Meeting of Stockholders.

T. ROWE PRICE GROUP, INC.

100 East Pratt Street

Baltimore, MD 21202

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

April 17, 2012

We will hold the Annual Meeting of Stockholders of T. Rowe Price Group, Inc. at the Company’s offices located at 4525 Painters Mill Road, Owings Mills, Maryland, 21117, on Tuesday, April 17, 2012, at 10:00 a.m. At this Meeting, we will ask stockholders to:

1)	elect a Board of ten directors;

2)	approve, by a non-binding advisory vote, the compensation paid to our named executive officers;

3)	approve the proposed 2012 Long-Term Incentive Plan; and

4)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012.

Stockholders who owned shares of our common stock as of February 17, 2012, are entitled to attend and vote at the Meeting or any adjournments.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara A. Van Horn
Secretary

Baltimore, Maryland

March 8, 2012

PROXY STATEMENT

TERMS USED IN THIS PROXY STATEMENT

“Price Group,” “we,” “our,” and “Company,” all refer to T. Rowe Price Group, Inc. except in the Reports of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. In these reports, “we” refers to the members of each respective committee.

“Meeting” refers to the 2012 Annual Meeting of Stockholders, including any adjournment or postponement thereof.

“Price Associates” refers to T. Rowe Price Associates, Inc., a wholly-owned subsidiary of Price Group. Price Associates organizes and serves as an investment adviser to the Price funds.

“Price fund” means any U.S. mutual fund company or trust organized by Price Associates.

“You” refers to the stockholders of Price Group.

INTRODUCTION

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by our Board of Directors for the Meeting described in the notice. The purpose of the Meeting is to:

1)	elect a Board of ten directors;

2)	approve, by a non-binding advisory vote, the compensation paid to our named executive officers;

3)	approve the 2012 Long-Term Incentive Plan; and

4)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012.

This proxy statement, proxy card, and our 2011 Annual Report to Stockholders containing our consolidated financial statements and other financial information for the year ended December 31, 2011, form your Meeting package. We sent you this package on or about March 8, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 17, 2012

This proxy statement and our 2011 Annual Report to Stockholders may also be viewed, downloaded, and printed, at no charge, by accessing the following Internet address: https://materials.proxyvote.com/74144T.

Stockholders who wish to attend the Meeting in person must follow the instructions on page 2 under the section titled “Attending the Meeting.”

VOTING INFORMATION

Voting Requirements

At the close of business on February 17, 2012, the record date of the Meeting, 253,709,308 shares of our common stock, par value $.20 per share, were outstanding and entitled to vote at the Meeting. We have 5,774 stockholders of record and about 138,000 beneficial stockholder accounts held by brokers, banks or other intermediaries. Each stockholder as of the record date is entitled to cast one vote per share on each proposal. Under our charter, the right to cast one vote per share may be modified in the case of certain persons and groups beneficially owning or otherwise having or arranging for ownership interest or voting authority with respect to more than 15% of our common stock; we do not believe this provision will apply to any stockholders voting at this Meeting. Pursuant to our Amended and Restated By-Laws, the presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting is required to achieve a quorum and transact business. If a quorum of stockholders is present at the Meeting, the following voting requirements will apply:

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Election of Directors. To be elected to serve until our 2013 annual meeting and until his or her successor is elected and qualifies, a director nominee (see page 5) must obtain the affirmative vote of a majority of the total votes cast at the Meeting for and against such nominee. Please see page 4 for a discussion of our majority voting provisions. Stockholders may not cumulate their votes in director elections. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the election of directors.

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Advisory Vote on the Compensation Paid to our Named Executive Officers. Approval of this proposal requires the affirmative vote of a majority of the total votes cast at the Meeting for or against this proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this matter.

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Approval of the 2012 Long-Term Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the total votes cast at the Meeting for or against this proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this matter.

•	Ratify the Appointment of KPMG LLP. Approval of this proposal requires the affirmative vote of a majority of the total votes cast at the Meeting for or against this proposal.

All votes, however cast, are confidential. We do not know how any person or entity votes a proxy unless this information is voluntarily disclosed.

Solicitation of Proxies

We will pay for the costs of preparing materials for the Meeting and soliciting proxies. We expect that solicitation will occur primarily through the mail, but proxies also may be solicited personally or by telephone, e-mail, letter or facsimile. To assist in soliciting proxies, we have retained Georgeson Inc. for a fee of $5,500, plus reimbursement of out-of-pocket expenses. We ask securities brokers, custodians, nominees, and fiduciaries to forward materials for the Meeting to our beneficial stockholders as of the record date, and we will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means, but will not receive additional compensation.

Attending the Meeting

We invite all stockholders, especially those who owned shares as of the record date, to attend the Meeting. If you are a “registered holder” (also known as a “record holder”) of our common stock, which means that your shares are represented by certificates or ledger entries in your own name directly registered with our transfer agent, Wells Fargo Bank, N.A., you must bring identification with you to the Meeting to allow us to verify your ownership. If your common stock is held in “street name,” which means that the shares are held for your benefit in the name of a broker, bank or other intermediary, you must bring identification and a brokerage account statement or letter from your broker, bank or other intermediary reflecting stock ownership in order to be admitted to the Meeting. No stockholder will be admitted to the Meeting without documentation that allows us to verify ownership.

Voting and Revocation

Registered Holders

If you are a registered holder as of the record date, you will be able to vote your proxy in one of three ways:

1)	by mail – complete the enclosed proxy card and return it in the postage-paid envelope provided;

2)	by telephone – call 1-800-560-1965 and then follow the voice instructions. Please have your proxy card and the last four digits of your Social Security Number or tax identification number available when you call; or

3)	by using the Internet – as prompted by the menu found at http://www.eproxy.com/trow, follow the instructions to obtain your records and create an electronic ballot. Please have your proxy card and the last four digits of your Social Security Number or tax identification number available when you access this voting site.

Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

The Board of Directors has selected Edward C. Bernard, James A.C. Kennedy, and Brian C. Rogers to act as proxies. When you sign and return your proxy card to Wells Fargo Bank, N.A., our transfer agent and proxy tabulator, or vote your shares using the telephone or Internet, you appoint Messrs. Bernard, Kennedy and Rogers as your representatives at the Meeting. You may also attend the Meeting and vote in person.

Regardless of the voting method you use, you may revoke your proxy and cast a new vote at the Meeting, if we are able to verify that you are a registered holder of our common stock, by filing a notice revoking the prior proxy and then voting in person. You may also change your vote before the Meeting by delivering a letter revoking the proxy to our Corporate Secretary (Barbara A. Van Horn, T. Rowe Price Group, Inc., 100 East Pratt Street, Mail Code BA-1340, Baltimore, MD 21202) or by properly submitting another proxy bearing a later date. If you vote by telephone or access the Internet voting site, you may also revoke your proxy by re-voting using the same procedure no later than noon Central time on Monday, April 16, 2012. The last proxy properly submitted by you before voting is closed at the Meeting will be counted.

Shares Held in Street Name

If you have selected a broker, bank, or other intermediary to hold your shares rather than having them directly registered with our transfer agent, Wells Fargo Bank, N.A., you will still receive a full Meeting package including a proxy card to vote your shares. As a beneficial owner of our stock, you will receive instructions from your broker, bank, or other intermediary on the procedure to follow to vote your shares. Your brokerage firm also may permit you to vote your proxy by telephone or the Internet. If you do not vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote those shares for or against “routine” matters at its discretion. At the Meeting, the following matters are not considered routine: the election of the Board of Directors; the advisory vote on the compensation paid to our named executive officers; and the approval of the 2012 Long-Term Incentive Plan. Shares held by your broker will not be voted on these matters absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. Please be aware that beneficial owners of shares held by brokers, banks or other intermediaries may not vote their shares in person at the Meeting unless they first obtain a written authorization to do so from their broker, bank, or other intermediary and can only change or revoke previously issued voting instructions pursuant to instructions provided by their broker, bank or other intermediary. We urge you to vote by following the instructions of your broker, bank, or other intermediary.

PROPOSAL 1

ELECTION OF DIRECTORS

In this proxy statement, ten director nominees are presented pursuant to the recommendation of the Nominating and Corporate Governance Committee. All have been nominated by the Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

Recommendation of the Board of Directors; Vote Required

We recommend that you vote FOR all the nominees under Proposal 1. All properly executed proxies received in time to be tabulated for the Meeting will be voted FOR the election of the nominees named below unless otherwise specified. Shares held by a bank, broker or other intermediary will not be voted on this Proposal absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. If any nominee becomes unable or unwilling to serve between now and the Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Majority Voting

We have adopted a majority voting standard for the election of our directors. Under our current By-Laws, in an uncontested election a nominee will not be elected unless he or she receives more “for” votes than “against” votes. Under Maryland law, any incumbent director not so elected would continue in office as a “holdover” director until removed or replaced. As a result, the By-Laws also provide that any director who fails to obtain the required vote in an uncontested election must submit his or her resignation to the Board. The Board must decide whether to accept or decline the resignation, or decline the resignation with conditions; taking into consideration the Nominating and Corporate Governance Committee’s recommendation after consideration of all factors deemed relevant, within 90 days after the vote has been certified. Plurality voting will still apply to contested elections.

Non-employee Director Independence Determinations

The Board of Directors has considered the independence of members not employed by T. Rowe Price and has concluded that Messrs. Brady, Broaddus, Hebb, MacLellan, and Taylor, Dr. Sommer, and Ms. Whittemore qualify as independent directors within the meaning of the applicable rules of The NASDAQ Stock Market LLC (NASDAQ). To our knowledge, there are no family relationships among our directors or executive officers. A brother-in-law of Mr. Hebb was a non-executive employee of Price Associates from 1989 until his retirement on December 31, 2011. The Board considered this relationship in assessing Mr. Hebb’s independence. In addition, in making its determination of independence the Board applied guidelines which it has adopted concluding that the following relationships should not be considered material relationships that would impair a director’s independence:

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relationships where a director or an immediate family member of a director purchases or acquires investment services, investment securities, or similar products and services from the Company or one of its sponsored mutual funds so long as the relationship is on terms consistent with those generally available to other persons doing business with the Company, its subsidiaries or its sponsored investment products; and

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relationships where a corporation, partnership or other entity with respect to which a director or an immediate family member of a director is an officer, director, employee, partner or member purchases services from the Company, including investment management or defined contribution retirement plan services, on terms consistent with those generally available to other entities doing business with the Company or its subsidiaries.

The Board believes that this policy sets an appropriate standard for dealing with ordinary course of business relationships that may arise from time to time.

The Nominees and Their Qualifications, Skills and Experience

In considering the overall qualifications of our Board and its members and their contributions to our Board, and in determining our need for additional members of the Board, we seek to create a Board consisting of members with a diverse set of experiences and attributes who will be meaningfully involved in our Board activities and will facilitate a transparent and collaborative atmosphere and culture. Our Board members generally develop a long-term association with the Company which we believe facilitates a deeper knowledge of our business and its strategies, opportunities, risks and challenges. We periodically look for additions to our Board to enhance our capabilities and bring new perspectives and ideas to our Board. We will consider board members with diverse capabilities, and generally look for board members with capabilities in one or more of the following areas: accounting and financial reporting, financial services and money management, investments, general economics and industry oversight, legal, government affairs and corporate governance, general management, international, marketing and distribution, and technology and facilities management.

We historically have implemented a management structure where our senior management is shared among more than one individual. Currently, senior management is shared among Messrs. Rogers, Kennedy and Bernard. Each of these individuals also is a member of our Board of Directors, bringing directly to the Board the insights of a coordinated management team which also has separate responsibilities for different parts of our business. For us, this is an important distinction from the centralized CEO model of many companies. Mr. Rogers, as our Chief Investment Officer, brings directly to the Board his insights into the critical investment component of our business. Mr. Kennedy, as our Chief Executive Officer and President, brings directly to the Board his significant responsibilities for oversight of all major business activities of the Company, including his oversight role as chair of our Management Committee, significant responsibility for personnel matters relating to our investment staff, and other critical components of our business. Mr. Bernard provides the Board with direct access to the person responsible for all of our marketing, distribution and client service activities, as well as for information technology and communications. He also is our primary liaison to the mutual fund boards as well as to the national trade organization for our industry. Each of the three executive officer members of the Board of Directors brings to the Board more than 20 years of experience with the Company.

Each of our independent directors also provides significant individual attributes important to the overall make-up and functioning of our Board, which are described in the biographical summaries provided below.

The Board of Directors recommends that you vote FOR all of the following nominees:

Edward C. Bernard, age 56, has been a director of Price Group since 1999, the vice chairman since 2007, a vice president since 1989, and an employee since 1988. He has overseen the firm’s marketing, distribution, client service, technology, and communications activities since 2006 and serves on the Management Compensation and Management Committees. Mr. Bernard is chairman of the Board of all of the 62 Price funds on which he serves as a director or trustee. Mr. Bernard has over 23 years of experience in the investment management industry, all of which have been with T. Rowe Price. In addition to his responsibilities at T. Rowe Price, Mr. Bernard served as chairman from 2009 to 2011, and is the current vice chairman of the Board of Governors of the Investment Company Institute, the national trade association for the mutual fund industry.

Mr. Bernard received his B.A. from Brown University and an M.B.A. from New York University.

James T. Brady, age 71, has been an independent director of Price Group since 2003, and is the chairman of the Audit Committee and a member of the Executive Compensation Committee. He has been the Mid-Atlantic Managing Director of Ballantrae International, Ltd., a management consulting firm, since 1999. From May 1995 through April 1998, Mr. Brady served as the Secretary of Maryland’s Department of Business and Economic Development. Prior to his service as Secretary, Mr. Brady was employed by Arthur Andersen LLP, an international accounting and consulting firm, for 33 years, the last 17 as Managing Partner of the Long Island and Baltimore offices.

Mr. Brady is a director of Constellation Energy Group, a diversified energy company, and is the chairman of the Audit Committee and a member of the Executive Committee. He is also a director and chairman of the Audit Committee of McCormick & Company, Inc., a manufacturer, marketer, and distributor of spices and seasonings.

Mr. Brady graduated from Iona College with a Bachelor of Business Administration degree and holds honorary doctorate degrees from Iona College, Stevenson University and Loyola University Maryland.

Mr. Brady takes primary responsibility for oversight of financial, accounting and risk management matters through his role as head of our Audit Committee and brings to the Board his long-standing experience as an independent public accountant, a financial executive, and a member of other boards of directors with significant responsibility for financial and accounting matters.

J. Alfred Broaddus, Jr., age 72, has been an independent director of Price Group since 2004, and is a member of the Executive Committee, Executive Compensation Committee and the Audit Committee. Mr. Broaddus has served as the Lead Director of the Board since April 2011. Our Corporate Governance Guidelines contemplate that a director will not stand for election after reaching age 72, but allow the Board to make an exception to this policy as it deems necessary or advisable. To take advantage of Mr. Broaddus’ experience and in order not to have a change in the Lead Director in consecutive years, the Board has asked Mr. Broaddus to stand for re-election in 2012 and continue as our Lead Director for one additional year.

Mr. Broaddus retired from the Federal Reserve Bank of Richmond in 2004, where he had served as president from 1993 to 2004. In this role he served as a member of the Federal Open Market Committee of the Federal Reserve System. Prior to his term as president, he held a variety of positions in his 34-year career with the Federal Reserve Bank of Richmond, including director of research.

Mr. Broaddus is a director and member of the Audit Committee of Albemarle Corporation, a manufacturer of specialty chemicals. He is also a director, chair of the Nominating/Corporate Governance Committee, and a member of the Audit and Compensation Committees of Markel Corporation, a specialty insurer; and a director and member of the Executive Compensation and Corporate Governance Committees of Owens & Minor, Inc., a distributor of medical and surgical supplies.

Mr. Broaddus received his B.A. degree in political science from Washington and Lee University and M.A. and Ph.D. degrees in economics from Indiana University. He also earned a graduate degree from the Center for Advanced European Studies at the University of Strasbourg, France, while on a Fulbright Fellowship. He received honorary doctor of law degrees from Washington and Lee and Hampden-Sydney College, and a Distinguished Alumnus Award from Indiana University.

Mr. Broaddus brings particular experience with respect to broad economic, financial and market issues based on his substantial experience with the Federal Reserve Bank, and provides insight into regulatory, banking and financial services industry issues relevant to our business.

Donald B. Hebb, Jr., age 69, has been an independent director of Price Group since 1999, and serves on the Executive Compensation Committee and the Nominating and Corporate Governance Committee. He served as the Lead Director of the Board from April 2008 to April 2011. Mr. Hebb is the chairman and a founding partner of ABS Capital Partners, a growth equity firm with which he has been associated since 1990. Prior to ABS Capital Partners, Mr. Hebb was employed by Alex. Brown & Sons Incorporated, where he served as president and chief executive officer from 1986 to 1991. Before becoming president, Mr. Hebb held a variety of positions in his 20 years with Alex. Brown, including head of Corporate Finance.

Mr. Hebb holds a B.A. from Kenyon College, a J.D. from Harvard Law School, and an M.B.A. from Harvard Business School.

Mr. Hebb brings to our Board significant executive management and financial services industry experience based on his many years as a chief executive officer and senior executive in the investment banking and private equity fund business, including substantial experience with respect to accounting, compensation, investment and market activities.

James A.C. Kennedy, age 58, has been a director of Price Group since 1996, the chief executive officer and president since 2007, the director of the equity division of Price Associates from 1997 through 2006, the director of equity research from 1987 through 1999, a vice president since 1981, and an employee since 1978. He is the chairman of the Executive Committee of the Board, the Management Committee and the Management Compensation Committee. Mr. Kennedy served as a director or trustee of 23 of the Price funds until April 2006. He has 34 years of investment experience, 33 of which have been at T. Rowe Price. Prior to joining the firm in 1978, Mr. Kennedy was employed by General Electric and participated in its financial management training program.

Mr. Kennedy earned an A.B. from Princeton University and an M.B.A. from Stanford University, Graduate School of Business. He also earned the Chartered Financial Analyst designation.

Robert F. MacLellan, age 57, has been an independent director of Price Group since 2010 and serves on the Executive Compensation Committee and the Audit Committee. Mr. MacLellan has been the non-executive chairman of Northleaf Capital Partners, Canada’s largest independent global private equity fund manager and advisor, since November 2009. From 2003 to November 2009, Mr. MacLellan served as chief investment officer of TD Bank Financial Group where he was responsible for overseeing the management of investments for The Toronto-Dominion Bank, its Employee Pension Fund, TD Mutual Funds, and TD Capital Group.

Mr. MacLellan serves on the board of directors, and is a member of the Audit and Human Resources and Compensation Committees of Ace Aviation Holdings Inc., an investment company which holds an interest in Air Canada and Maple Leaf Sports and Entertainment Ltd., owners of sports teams and arenas in Toronto. He also serves on the advisory committee of Toronto-based Birch Hill Equity Partners and on the board of the United Way of Greater Toronto.

Mr. MacLellan holds an M.B.A. from Harvard University, a B.Comm. from Carleton University, and is a Chartered Accountant.

Mr. MacLellan brings substantial experience and perspective to the Board with respect to the financial services industry, including particular expertise with respect to investment-related matters, including those relating to the mutual fund industry and the institutional management of investment funds, based on his tenure as chief investment officer of a major financial institution. He also brings an international perspective to the Board.

Brian C. Rogers, age 56, has been a director of Price Group since 1997, the chairman of the Board since 2007, the chief investment officer since 2004, a vice president since 1985, and an employee since 1982. He is a member of the Executive Committee, a director or trustee of 28 Price funds, and the president of three Price funds. His other responsibilities include serving on the Equity, Fixed Income, International, and Institutional Marketing Steering Committees as well as the Asset Allocation, Proxy, Management Compensation and Management Committees. Prior to joining the firm in 1982, Mr. Rogers was employed by Bankers Trust Company.

Mr. Rogers earned an A.B. from Harvard University and an M.B.A. from Harvard Business School. Mr. Rogers earned his Chartered Financial Analyst and Chartered Investment Counselor designations in 1985.

Dr. Alfred Sommer, age 69, has been an independent director of Price Group since 2003, is the chairman of the Nominating and Corporate Governance Committee and serves on the Executive Compensation Committee. Dr. Sommer designed and led major research programs around the world, and in 1980 returned to The Johns Hopkins University where he founded the Dana Center for Preventive Ophthalmology. From 1990 to 2005, Dr. Sommer served as the Dean of The Johns Hopkins Bloomberg School of Public Health. He remains Professor of International Health and Epidemiology, Dean Emeritus of the School of Public Health, and Professor of Ophthalmology in the School of Medicine. He served for a decade on the Executive Committee of the Board of the Academy for Educational Development (AED), as President of the Association of Schools of Public Health, and chaired the Audit Committee and, since 2008, the Board of the Lasker Foundation. Dr. Sommer was chair of the Micronutrient Forum for nearly 20 years and is the senior medical advisor for Helen Keller International.

Dr. Sommer has been a member of the Board of Becton Dickinson & Company, a medical technology company, since 1998, where he has served on the Audit, Executive, and Corporate Governance and Nominating Committees and chairs the Science, Innovation, and Technology Committee.

Dr. Sommer is a graduate of Union College, received his Medical degree from Harvard Medical School, and his degree in Epidemiology from The Johns Hopkins University. He is an elected member of both the National Academy of Sciences and the Institute of Medicine.

Dr. Sommer brings a unique experience to the Board from his participation in the public health care field and experience in dealing with health and public policy issues, both in the United States and internationally. He also contributes important management and oversight capabilities based on his long-time position as the Dean of The Johns Hopkins Bloomberg School of Public Health and significant role in other international organizations.

Dwight S. Taylor, age 67, has been an independent director of Price Group since 2004, is the chairman of the Executive Compensation Committee and a member of the Audit Committee. Now retired, he was President of COPT Development & Construction Services, a commercial real estate development firm which is a division of Corporate Office Properties Trust, from 1999 to 2009. He served on the National Board of the National Association of Industrial & Office Properties (NAIOP) until 2009, is the past President of its Maryland chapter, and also serves as a Trustee of the NAIOP Research Foundation. Mr. Taylor is a founding member of the Associated Black Charities of Maryland and currently serves as the chairman of the Board of Trustees of the Baltimore Polytechnic Institute Foundation, and the YMCA of Central Maryland. He also is a member of the Health Advisory Board of The Johns Hopkins Bloomberg School of Public Health.

Mr. Taylor has been a director of MICROS Systems, a provider of information technology for the hospitality and retail industry, since 1997, where he serves on the Compensation and Nominating Committees, and has previously served on the Audit Committee.

Mr. Taylor graduated from Lincoln University with a Bachelors of Arts degree in Economics.

Mr. Taylor’s tenure in a senior position with a publicly traded real estate company gives him the experience to provide additional perspective to the Board regarding matters relating to facilities management and real estate, as well as general management, investment and financial skills.

Anne Marie Whittemore, age 65, has been an independent director of Price Group since 1995, and serves on the Nominating and Corporate Governance Committee and the Executive Compensation Committee. Ms. Whittemore is a partner in the law firm of McGuireWoods LLP, and is a director, the chair of the Compensation and Benefits Committee and a member of the Executive and Governance and Nominating Committees of Owens & Minor, Inc., a distributor of medical and surgical supplies. She also is a director and member of the Audit and Nominating and Governance Committees of Albemarle Corporation, a manufacturer of specialty chemicals. Ms. Whittemore served on the board of the Federal Reserve Bank of Richmond from 1989 to 1993 and as chair of the board from 1991 to 1993. She has served previously on other public company boards, including as a member of their Audit and Finance Committees.

Ms. Whittemore received her B.A. degree in Political Science from Vassar College and a J.D. degree from Yale Law School. She received honorary doctor of law degrees from the University of Richmond and The Citadel.

Ms. Whittemore assumes significant responsibility on the Board for governance and related matters, and adds significant broad oversight experience, based on her role as a senior member of a major law firm and substantial experience working with other publicly-traded companies both as a board member and as an advisor.

The Board of Directors and Committees

During 2011, the Board of Directors held seven meetings and approved two matters via unanimous consent. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. Consistent with the Company’s Corporate Governance Guidelines, the independent directors met in executive session at six of the Board meetings in 2011. Our Corporate Governance Guidelines provide that all directors are expected to attend each annual meeting of stockholders. All nominees for director submitted to the stockholders for approval at last year’s annual meeting on April 14, 2011, attended that meeting, and we anticipate that all nominees will attend the 2012 Meeting.

Corporate Governance

Our Board of Directors has an Audit Committee, an Executive Committee, an Executive Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of the Audit Committee, the Executive Compensation Committee, and the Nominating and Corporate Governance Committee. Current copies of each charter, our Corporate Governance Guidelines, and our Code of Ethics for Principal Executive and Senior Financial Officers are available at our website, troweprice.com, by selecting “TROW Investor Relations” and then “Corporate Governance.”

Code of Ethics

Pursuant to rules promulgated under the Sarbanes-Oxley Act, the Board has adopted a Code of Ethics for Principal Executive and Senior Financial Officers. This Code is intended to deter wrongdoing and promote honest and ethical conduct, full, timely and accurate reporting, compliance with laws, and accountability for adherence to the Code, including internal reporting of Code violations. A copy of the Code of Ethics for Principal Executive and Senior Financial Officers is available on our website. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Principal Executive and Senior Financial Officers by making disclosures concerning such matters available on the TROW Investor Relations page of our website.

We also have a Code of Ethics and Conduct that is applicable to all employees and directors of the Company. It is the Company’s policy for all employees to participate annually in continuing education and training relating to the Code of Ethics and Conduct.

Executive Committee

During 2011, Messrs. Kennedy, Rogers and Broaddus served on the Executive Committee. The Executive Committee functions between meetings of the Board of Directors and possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The committee did not take any action during 2011.

Audit Committee

Messrs. Brady, Broaddus, MacLellan, and Taylor serve on the Audit Committee, which met five times during 2011. The Board of Directors has determined that each of Messrs. Brady, Broaddus, MacLellan, and Taylor meet the independence and financial literacy criteria of NASDAQ and the Securities and Exchange Commission (SEC). The Board also has concluded that Mr. Brady, who also is the chairman of the audit committees of each of the two other public companies for which he serves as a director and was an audit partner of Arthur Andersen LLP for 20 years until he left the firm in 1995, meets the criteria for an audit committee financial expert as established by the SEC.

Committee’s Primary Responsibilities

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and other financial information provided by us to our stockholders, (2) the retention of our independent registered public accounting firm, including oversight of the terms of its engagement and its performance, qualifications and independence, and (3) the performance of our internal audit function, internal controls and disclosure controls. The Audit Committee also provides an avenue for communication among our internal auditors, financial management, independent registered public accounting firm, and the Board, and is responsible for procedures involving the receipt, retention and treatment of complaints or concerns regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous employee submissions. The independent registered public accounting firm reports directly to the Audit Committee and is ultimately accountable to this committee and the Board for the audit of our consolidated financial statements.

Related Person Transaction Oversight

The Audit Committee is responsible under its charter for reviewing related person transactions and any change in, or waiver to, our Code of Ethics for our Principal Executive and Senior Financial Officers. Our Board has adopted a written Policy for the Review and Approval of Transactions with

Related Persons. Any transaction that would require disclosure under Item 404(a) of Regulation S-K will not be initiated or materially modified until our Audit Committee has approved such transaction or modification, and will not continue past its next contractual termination date unless it is annually re-approved by our Audit Committee. During its deliberations, the Audit Committee must consider all relevant details regarding the transaction including, but not limited to, any role of our employees in arranging the transaction, the potential benefits to our Company, and whether the proposed transaction is competitively bid or otherwise is on terms comparable to those available to an unrelated third party or our employees generally. The Audit Committee approves only those transactions which it determines in good faith to be on terms that are fair to us and comparable to those that could be obtained in an arms-length negotiation with an unrelated third party.

Risk Oversight Management

The Audit Committee has primary responsibility for the oversight and evaluation of our policies with respect to significant risks and exposures faced by the Company and the steps taken to assess, monitor and manage those risks. The Company’s Risk Management Oversight Committee, chaired by the recently appointed chief risk officer and comprised of other senior members of management, including the Investment Risk and Business Risk Managers, directs the development and maintenance of comprehensive risk management policies and procedures for the Company. It also monitors on a regular basis the significant risks inherent to our business, including aggregate investment risks, reputational risk, business continuity risk and operational risk. The co-directors of internal audit, members of the Risk Management Oversight Committee and officers responsible for financial reporting, legal compliance and regulatory risk periodically report to the Audit Committee. Based on these reports, the Audit Committee reports and makes recommendations as necessary to the full Board with respect to managing our overall risk.

The report of the Audit Committee appears on page 49.

Executive Compensation Committee

Messrs. Taylor, Brady, Broaddus, Hebb, and MacLellan, Dr. Sommer, and Ms. Whittemore serve on the Executive Compensation Committee, which met five times during 2011. The Board of Directors has determined that each of these members meets the independence criteria of NASDAQ. The report of the Executive Compensation Committee appears on page 33.

Committee Authority

The committee is responsible to the Board, and ultimately to our stockholders, for:

•	determining the compensation of the chief executive officer and other executive officers;

•	reviewing and approving general salary and compensation policies for the rest of our senior officers;

•	overseeing the administration of our Annual Incentive Compensation Pool, stock incentive plans, and employee stock purchase plan;

•	assisting management in designing new compensation policies and plans, including specifically during 2011 the proposed 2012 Long-Term Incentive Plan; and

•	reviewing and discussing the Compensation Discussion and Analysis and other compensation disclosures with management.

Delegation Authority

The committee has delegated compensation decisions regarding non-executive officers, including the establishment of specific salary and incentive compensation levels and certain matters relating to stock-based compensation, to the Management Compensation Committee, a committee comprised of executive officers of Price Group.

Committee Procedures

Early each year, the committee meets with the Management Compensation Committee in order to discuss goals and objectives for the coming year, including goals and objectives applicable to the named executive officers listed in our Summary Compensation Table on page 28. At this meeting, the committee determines eligibility for the Annual Incentive Compensation Pool and sets forth the maximum percentage that may be paid to each participant. At its meetings in December and early the following year, the committee evaluates executive performance during the year as part of its determination of appropriate incentive compensation awards.

Beginning in 2009, the committee changed from a single annual equity grant to a semi-annual grant. The committee believes a semi-annual grant gives it more flexibility in implementing the program and further aligns the interest of officers and employees with the interest of stockholders. In addition, a semi-annual grant program spreads the points in time in which participants are granted awards and thereby reduces the consequences of a single point in time annual grant. The committee begins consideration of the year’s stock incentive program at its December meeting preceding the year in question, assessing the likely overall size and parameters of the program. Further consideration of the program takes place at subsequent meetings, with the actual grants being made at regularly scheduled committee meetings, typically in February and September.

During 2011, the committee was actively involved with management in the development of the proposed 2012 Long-Term Incentive Plan. The chair of the committee, as well as members of the committee, met on a number of occasions to consider the new plan and how and on what terms it might be implemented. In this regard, the committee received advice from its independent compensation consultant, Frederic W. Cook & Co., Inc.

Role of Executive Officers

The committee solicits input from the chief executive officer and the Management Compensation Committee regarding general compensation policies including the appropriate level and mix of compensation. The committee also consults with the chief executive officer regarding the appropriate bonus and salary levels for other executive officers.

Role of Compensation Consultants

Frederic W. Cook & Co., Inc. (Cook & Co.) has been the committee’s compensation consultant for many years. Cook & Co. has no relationship with Price Group other than as the committee’s consultant. See our Compensation Discussion and Analysis on page 19 for additional details of their role.

Nominating and Corporate Governance Committee

Dr. Sommer, Mr. Hebb, and Ms. Whittemore serve on our Nominating and Corporate Governance Committee, which met on six occasions during 2011. The Board of Directors has determined that all committee members meet the independence criteria of NASDAQ. The principal purpose and goal of this committee is to maintain and cultivate the effectiveness of Price Group’s Board of Directors and oversee its governance policies. Among the committee’s responsibilities are Board and committee composition, director qualifications, orientation and education, and Board evaluations. Members identify, evaluate, and nominate Board candidates; review the compensation of independent directors; and oversee procedures regarding stockholder nominations and other communications to the Board. In addition, they are responsible for monitoring compliance with and recommending any changes to the Company’s Corporate Governance Guidelines. A report on the committee’s activities appears on page 15.

Management Committee

The Board of Directors also has authorized a Management Committee which is chaired by Mr. Kennedy and on which Messrs. Rogers and Bernard and other senior officers of the Company are members. The committee is responsible for guiding, implementing and reviewing major policy and operating initiatives of the Company. The committee reports to the Board on the management and operation of the Company through Messrs. Kennedy, Rogers, and Bernard. Other members of the committee are William Stromberg, our global head of equities and global head of equity research; Michael Gitlin, our global head of fixed income; Christopher Alderson, our head of international equities; and John Linehan, our head of U.S. equities. Each of these members brings extensive experience and wisdom to the management and leadership of the Company.

Compensation of Directors

The Nominating and Corporate Governance Committee is responsible for periodically reviewing and recommending to the Board the compensation of independent directors. In conducting its review, it consults, as needed, with Cook & Co. or other consultants as well as the Executive Compensation Committee, as appropriate, to establish whether such compensation is adequate. The following table sets forth information regarding the compensation earned by, or paid to, directors who served on our Board of Directors in 2011. Directors who are also officers of Price Group do not receive separate directors’ fees and have been omitted from this table since they appear in our Summary Compensation Table.

2011 Director Compensation (1)

Name	Fees Earned or Paid in Cash	Stock Awards (2)(3)(4)	Option Awards (2)(3)(4)	All Other Compensation (5)	Total
James T. Brady	$105,000	$145,776		$10,000	$260,776
J. Alfred Broaddus, Jr.	$106,250	$159,796		$9,800	$275,846
Donald B. Hebb, Jr.	$99,833	$145,776		$10,000	$255,609
Robert F. MacLellan	$90,750	$5,047	$139,480	$10,000	$245,277
Dr. Alfred Sommer	$97,125	$158,302		$10,000	$265,427
Dwight S. Taylor	$102,500	$159,796		$10,000	$272,296
Anne Marie Whittemore	$94,000		$148,280	$10,000	$252,280

(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services in 2011. All other columns have been omitted.
(2)

Represents the aggregate grant-date fair value of equity awards granted to each non-employee director in 2011. The grant-date fair value of stock awards was measured using the grant-date market price of a Price Group common share. The grant-date fair value of options was computed using the Black-Scholes option-pricing model and the following weighted average assumptions:

Expected life in years	7.4
Expected volatility	32%
Dividend yield	2.0%
Risk-free interest rate	2.3%

(3)

The following table represents the equity awards granted to each of the non-employee directors named above in 2011 and their corresponding grant-date fair value as determined by the methodologies discussed in footnote two above. Under the 2007 Non-Employee Director Equity Plan, each director selects the type of award they receive semi-annually, from among stock options, restricted stock, or stock units. The holders of stock units also receive dividend equivalents in the form of additional vested stock units on each of the Company’s dividend payment dates.

Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards
Messrs. Brady and Hebb	04/27/2011	1,200				$77,928
	10/28/2011	1,200				$67,848

Messrs. Broaddus and Taylor	03/29/2011		48			$3,107
	04/27/2011	1,200				$77,928
	06/28/2011		60			$3,494
	09/28/2011		73			$3,512
	10/28/2011	1,200				$67,848
	12/28/2011		69			$3,907

Director	Grant Date	Number of Restricted Shares	Number of Restricted Units	Number of Securities Underlying Options	Exercise Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards
Mr. MacLellan	03/29/2011		19			$1,252
	04/27/2011			4,000	$64.94	$77,360
	06/28/2011		21			$1,258
	09/28/2011		26			$1,265
	10/28/2011			4,000	$56.54	$62,120
	12/28/2011		23			$1,273

Dr. Sommer	03/29/2011		48			$3,107
	04/27/2011	1,200				$77,928
	06/28/2011		53			$3,122
	09/28/2011		65			$3,138
	10/28/2011	1,200				$67,848
	12/28/2011		56			$3,158

Ms. Whittemore	04/27/2011			4,000	$64.94	$84,280
	10/28/2011			4,000	$56.54	$64,000

(4)	The aggregate number of equity awards outstanding as of December 31, 2011 are:

Director	Stock Awards	Stock Units	Option Awards	Total
James T. Brady	2,400	—	—	2,400
J. Alfred Broaddus, Jr.	2,400	10,272	36,000	48,672
Donald B. Hebb, Jr.	2,400	—	50,000	52,400
Robert F. MacLellan	—	4,128	8,000	12,128
Dr. Alfred Sommer	2,400	10,245	26,000	38,645
Dwight S. Taylor	2,400	10,272	16,000	28,672
Anne Marie Whittemore	—	—	76,000	76,000

(5)	Personal gifts matched by our sponsored T. Rowe Price Foundation to qualified charitable organizations.

Equity-Based Compensation

Pursuant to the 2007 Non-Employee Director Equity Plan (the 2007 Plan) approved by stockholders on April 12, 2007, each newly elected Board member is awarded an initial grant of their choice of 4,000 restricted shares or restricted stock units that vest over a one year period. In each subsequent year, each non-employee director is awarded semi-annual grants of their choice of options to acquire 4,000 common shares of Price Group, 1,200 restricted shares, or 1,200 stock units. Each non-employee director must elect the type of awards to be granted under the 2007 Plan by filing an election form with the treasurer of Price Group. The election form remains in effect from year-to-year unless a new election form is filed by December 31 of the year preceding the calendar year for which the modification takes effect. These periodic grants will be made as of the close of business on the third business day following the release of Price Group’s first and third quarter earnings. Each of the award types vest, and in the case of options, become exercisable upon the earlier of the non-employee director’s death, one year after the grant date or the day before the annual meeting held in the calendar year after the year in which the grant is made, provided the director continues to be a member of the Board on the applicable date. Options are granted at the fair market value on the dates of grant, can be exercised up to five years after the director is no longer serving on the Board, and have a maximum term of 10 years from the date of grant. Restricted shares entitle the holder to the rights of a stockholder, including voting, dividend, and distribution rights, but are nontransferable until they vest. Vested stock units will be settled in shares of our common stock or cash, in the case of fractional shares, upon a non-employee director’s separation from service. Non-employee directors holding stock units are not entitled to voting, dividend, distribution, or other rights until the corresponding shares of our common stock are issued upon settlement; however, if and when we pay a cash dividend to our common stockholders, we will issue dividend equivalents in the form of additional vested stock units. The 2007 Plan includes a provision that accelerates the vesting of all outstanding awards in connection with a change-in-control of Price Group. Upon a change-in-control, any outstanding stock units will be settled in cash or shares at the discretion of the Board of Directors.

Ownership and Retention Guidelines

Each non-employee director is required to hold shares of our common stock having a value equal to three times his or her current cash retainer by February 2012, or within five years of the director’s appointment to the Board, whichever is later. Directors currently in office thus have an ownership goal of $225,000. Directors who join the Board in the future will have an ownership goal of three times the annual cash retainer in effect on the date they join the Board. For purposes of the calculation, unvested restricted shares and outstanding stock units are counted, but unexercised stock options are not. Once this ownership goal is achieved, the number of shares required to be held becomes fixed and must be maintained until the end of the director’s service on the Board. Until the ownership goal is achieved, the director is expected to retain “net gain shares” resulting from the exercise of stock options or vesting of restricted stock granted under the 2007 Plan. Net gain shares are the shares remaining after payment of the option exercise price and taxes owed with respect to the exercise or vesting event. In addition, net gain shares realized under the Plan after the ownership goal is achieved are expected to be held for two years prior to sale or other transfer, but not beyond the end of the director’s service on the Board. All of our directors have achieved and maintain the ownership goal as of the date of this proxy statement.

Fees and Other Compensation

In addition to the equity-based awards, non-employee directors received the following in 2011:

•	An annual retainer of $75,000;

•	A fee of $1,500 for each committee meeting attended;

•	A fee of $15,000 for the Lead Director;

•	A fee of $15,000 and $5,000, for the chairperson of the Audit Committee and each Audit Committee member, respectively;

•	A fee of $10,000 for the chairperson of the Executive Compensation Committee;

•	A fee of $7,500 for the chairperson of the Nominating and Corporate Governance Committee;

•

Directors and all employees of Price Group and its related affiliates are eligible to have our sponsored T. Rowe Price Foundation match personal gifts up to an annual limit to qualified charitable organizations. For 2011, non-employee directors were eligible to have up to $10,000 matched;

•

The reimbursement of reasonable out-of-pocket expenses incurred in connection with their travel to and from, and attendance at each meeting of the Board of Directors and its committees and related activities, including director education courses and materials; and

•	The reimbursement of spousal travel to and participation in events held in connection with the annual joint Price Group and Price funds’ Board of Directors meeting.

Pursuant to the Outside Directors Deferred Compensation Plan, non-employee directors can elect to defer payment of their director fees until the next calendar year. Any such election needs to be received prior to the beginning of the year they wish to have deferred. None of the non-employee directors elected to have their 2011 director fees deferred to 2012.

The Nominating and Corporate Governance Committee, in consultation with an independent compensation consultant, periodically reviews non-employee director compensation and benefits and recommends changes, if appropriate, to the full Board based upon competitive market practices. The Board has approved a continuation of the existing fee structure for compensation of our non-employee directors for 2012, except that the fee for the chairperson of the Audit Committee has been raised to $20,000, and the fee for the chairperson of the Nominating and Corporate Governance Committee has been raised to $10,000.

Report of the Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has general oversight responsibility for the assessment and recruitment of new director candidates, as well as the evaluation of director and Board performance and oversight of governance matters for the Company. We also monitor regulatory and other developments in the governance area with a view towards both legal compliance and maintaining governance practices at the Company consistent with what we consider to be best practices. Specific actions taken during 2011 are set forth below.

Corporate Governance Developments in 2011

Rotation of Committee Members, Committee Chairs and Lead Director

In late 2010, we approved an amendment to the Corporate Governance Guidelines, which set as a goal the rotation of committee members and committee chairpersons every five years. Pursuant to the revised Corporate Governance Guidelines, in 2011, Mr. Taylor replaced Mr. Hebb as the chair of the Executive Compensation Committee and Dr. Sommer replaced Ms. Whittemore as chair of the Nominating and Corporate Governance Committee. While we recognize that periodic rotation of committee membership and chairpersons is generally beneficial, for some committees, such as the Audit Committee, continued service on the committee or as committee chairperson by individuals with particular skills may be appropriate or required. For this reason, Mr. Brady continued to serve as the chairman of the Audit Committee.

Our Corporate Governance Guidelines also provide that no independent director should serve as Lead Director for more than three consecutive years. In April 2011, Mr. Broaddus succeeded Mr. Hebb as the Lead Director. Mr. Hebb had served as the Lead Director since April 2008.

Hedging Policies

In June 2011, we approved a revision to the Code of Ethics and Conduct, that is applicable to all employees and directors, to address provisions in the Dodd-Frank Act that require disclosure of a company’s hedging policies. Our policy included prohibitions on transactions in options on and short sales of Company stock by our employees or directors. Revisions were made to the Code to further clarify and confirm this policy. The revision specifically provides that entering into any contract or purchasing any instrument designed to hedge or offset any decrease in the market value of our stock owned by our employees and directors is not permitted, unless prior approval is received.

Board Evaluations

In January 2012, we asked all Board members to reply to an anonymous evaluation questionnaire regarding the performance of the Board and its committees during 2011. We discussed the results of our evaluations at our meeting on February 23, 2012, and provided a full report to the Board. We plan to continue to conduct evaluations each year and to periodically modify our procedures to ensure we receive candid feedback and are responsive to future developments.

Board Leadership

The Lead Director role was created in 2004 and has continually developed since that time. The Lead Director chairs Board meetings at which the chairperson is not present, approves Board agendas and meeting schedules, and oversees Board materials distributed in advance of Board meetings. The Lead Director also calls meetings of the independent directors, chairs all executive sessions of the independent directors, and acts as liaison between the independent directors and management. The Lead Director is available to the chief legal officer to discuss and, as necessary, respond to stockholder communications to the Board.

We believe that the Lead Director role in conjunction with the designation of Mr. Rogers as chairman of the Board, Mr. Bernard as vice chairman of the Board, and Mr. Kennedy as chief executive officer and president, is an appropriate and effective organizational structure for Price Group. Given the nature of our Company and the importance of consensus among the senior management team to the overall direction and performance of the Company, senior management of the Company traditionally has been allocated among multiple individuals rather than assigning all of these functions to a single person. In this regard, we think it is important for there to be clarity regarding the shared roles and responsibilities and for senior management to have titles that reflect this approach. Accordingly, Mr. Rogers, who is the chairman and presides at all director and stockholder meetings and is authorized to call and in consultation with the Lead Director set the agenda for those meetings, is also the Company’s chief investment officer and a senior portfolio manager. Mr. Bernard, the vice chairman, has primary responsibility for marketing, distribution, client service, technology and communication activities, as well as the Company’s relationship with its sponsored mutual fund Boards. Mr. Kennedy, as chief executive officer and president, has overall responsibility for management and direction of the Company and works closely with the balance of the Management Committee with respect to their various areas of responsibility. Messrs. Rogers, Bernard and Kennedy serve on the Board, which we believe provides our independent directors with increased exposure to senior management, as well as greater insight into the activities of the Company.

The Company has a strong, independent Board with two-thirds of the members deemed independent under NASDAQ standards. Every member of the Board is a valued contributor and the fact that the chairman and vice chairman are also Company employees does not diminish the influence of the seven independent directors. In addition, this committee, the Audit Committee, and the Executive Compensation Committee are all comprised entirely of independent directors, and the Lead Director has significant and meaningful responsibilities designed to foster critical oversight and good governance practices. We believe that this structure serves well the interests of the Company and its stockholders.

Director Orientation and Continuing Education and Development

When a new independent director joins the Board, we provide an informal orientation program for the purpose of providing the new director with an understanding of the operations and the financial condition of the Company as well as the Board’s expectations for its directors. Each director is expected to maintain the necessary knowledge and information to perform his or her responsibilities as a director. To assist the directors, the Company may, from time to time, offer briefing sessions or informational meetings in addition to briefings during Board meetings relating to the competitive and industry environment and the Company’s goals and strategies.

In September 2011, the Board joined the National Association of Corporate Directors, which provides resources that help directors strengthen board leadership. Each director also is encouraged to participate at least once every three years in continuing education programs for public-company directors sponsored by nationally recognized educational organizations not affiliated with the Company. The cost of all such continuing education is paid for by the Company. The majority of our directors have attended such programs in the last three years.

Director Qualifications and the Nominations Process

We believe that the nominees presented in this proxy statement constitute a Board with an appropriate level and diversity of experience, education, skills, and independence. We routinely consider whether additional independent directors should be added to the Board and may add new members in the future.

This committee supervises the nomination process for directors. We consider the performance, independence, diversity, and other characteristics of our incumbent directors, including their willingness to serve for an additional term, and any change in their employment or other circumstances in considering their re-nomination each year. In considering diversity, we consider diversity of background and experience as well as ethnic and other forms of diversity. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, consider it among the various factors relevant to any particular nominee. In the event that a vacancy exists or we decide to increase the size of the Board, we identify, interview and examine, and make recommendations to the Board regarding appropriate candidates.

We identify potential candidates principally through suggestions from the Company’s directors and senior management. The chief executive officer and Board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders as described below.

In evaluating potential candidates, we consider independence from management, experience, expertise, commitment, diversity, age, number of other public board and related committee seats held, and potential conflicts of interest, among other factors, as well as take into account the composition of the Board at the time of the assessment. All candidates for nomination must:

•	demonstrate unimpeachable character and integrity;

•	have sufficient time to carry out their duties;

•	have experience at senior levels in areas of expertise helpful to the Company and consistent with the objective of having a diverse and well-rounded Board; and

•	have the willingness and commitment to assume the responsibilities required of a director of the Company.

In addition, candidates expected to serve on the Audit Committee must meet independence and financial literacy qualifications imposed by NASDAQ and by the SEC and other applicable law. Candidates expected to serve on this committee or the Executive Compensation Committee must meet independence qualifications set out by NASDAQ, and members of the Executive Compensation Committee may also be required to meet additional independence tests. Our evaluations of potential directors include, among other things, an assessment of a candidate’s background and credentials, personal interviews, and discussions with appropriate references. Once we have selected a candidate, we present him or her to the full Board for election if a vacancy occurs or is created by an increase in the size of the Board during the course of the year, or for nomination if the director is to be first elected by stockholders. All directors serve for one-year terms and must stand for re-election annually.

Policy with Respect to the Consideration of Director Candidates Recommended or Nominated by Stockholders

Recommendations

A stockholder who wishes to recommend a candidate for the Board should send a letter to the chairperson of this committee at the Company’s principal executive offices providing (i) information relevant to the candidate’s satisfaction of the criteria described above under “Director Qualifications and the Nominations Process” and (ii) information that would be required for a director nomination under Section 1.11 of the Company’s Amended and Restated By-Laws. The committee will consider and evaluate candidates recommended by stockholders in the same manner it considers candidates from other sources. Acceptance of a recommendation does not imply that the committee will ultimately nominate the recommended candidate.

Nominations

Section 1.11 of Price Group’s Amended and Restated By-Laws sets out the procedures a stockholder must follow in order to nominate a candidate for Board membership. For these requirements, please refer to the Amended and Restated By-Laws as of February 12, 2009, filed with the SEC on February 17, 2009, as Exhibit 3(ii) to a Current Report on Form 8-K.

Dr. Alfred Sommer, Chairman
Donald B. Hebb, Jr.
Anne Marie Whittemore

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of 5% Beneficial Owners

We have no knowledge at this time of any individual or entity owning, beneficially or otherwise, 5% or more of the outstanding common stock of Price Group.

Stock Ownership of Management

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, February 17, 2012, by (i) each director and each nominee for director, (ii) each person named in the Summary Compensation Table on page 28, and (iii) all directors and executive officers as a group. Share amounts and percentages shown for each individual or group in the table assume the exercise of all options exercisable by such individual or group within 60 days of the record date. Except as otherwise noted, all shares are owned individually with sole voting and dispositive power.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class(1)
Edward C. Bernard	3,292,556	(2)	1.30%
James T. Brady	19,666	(3)	*
J. Alfred Broaddus, Jr.	46,520	(4)	*
Donald B. Hebb, Jr.	79,625	(5)	*
James A.C. Kennedy	3,302,819	(6)	1.30%
Robert F. MacLellan	12,128	(7)	*
Kenneth V. Moreland	221,506	(8)	*
Brian C. Rogers	2,907,436	(9)	1.14%
Dr. Alfred Sommer	38,645	(10)	*
William J. Stromberg	1,385,911	(11)	*
Dwight S. Taylor	27,472	(12)	*
Anne Marie Whittemore	83,415	(13)	*

Directors & All Executive
Officers as a Group (17 persons)	13,850,604	(14)	5.37%

(1)	Beneficial Ownership of less than one percent is represented by an asterisk (*).
(2)

Includes 570,744 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options and 200,000 shares held by a trust controlled by Mr. Bernard. Also includes (i) 151,963 shares held in a family trust and 48,000 shares held by a member of Mr. Bernard’s family in which he disclaims beneficial ownership, and (ii) 1,828,842 shares held by trusts for which Mr. Bernard is a trustee, in which he disclaims beneficial ownership and neither he nor any member of his family has any economic interest.

(3)	Includes 2,400 unvested restricted stock awards.
(4)

Includes 36,000 shares that may be acquired by Mr. Broaddus within 60 days upon the exercise of stock options and 10,272 vested stock units that will be settled in shares of the Company’s common stock upon Mr. Broaddus’ separation from the Board.

(5)	Includes 2,400 unvested restricted stock awards and 50,000 shares that may be acquired by Mr. Hebb within 60 days upon the exercise of stock options.
(6)

Includes, 2,207,649 shares held in trusts or by a limited liability company controlled by Mr. Kennedy. Also includes 405,681 shares that may be acquired by Mr. Kennedy and 200,000 shares that may be acquired by a limited liability company controlled by Mr. Kennedy within 60 days upon the exercise of stock options.

(7)

Includes 8,000 shares that may be acquired by Mr. MacLellan within 60 days upon the exercise of stock options and 4,128 vested stock units that will be settled in shares of the Company’s common stock upon Mr. MacLellan’s separation from the Board.

(8)	Includes 180,508 shares that may be acquired by Mr. Moreland within 60 days upon the exercise of stock options.
(9)	Includes 536,994 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options.

(10)

Includes 26,000 shares that may be acquired by Dr. Sommer within 60 days upon the exercise of stock options and 10,245 vested stock units that will be settled in shares of the Company’s common stock upon Dr. Sommer’s separation from the Board. Also includes 2,400 unvested restricted stock awards.

(11)	Includes 526,409 shares that may be acquired by Mr. Stromberg within 60 days upon the exercise of stock options.
(12)

Includes 16,000 shares that may be acquired by Mr. Taylor within 60 days upon the exercise of stock options and 10,272 vested stock units that will be settled in shares of the Company’s common stock upon Mr. Taylor’s separation from the Board.

(13)

Includes 76,000 shares that may be acquired by Ms. Whittemore within 60 days upon the exercise of stock options and 693 shares held by trusts for which she is a co-trustee and disclaims beneficial ownership.

(14)

Includes 3,974,155 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options, 10,100 unvested restricted stock awards held by certain directors and executive officers, and 34,917 vested stock units held by four of the non-employee directors that will be settled in shares of the Company’s common stock upon their separation from the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that all filing requirements were met during the calendar year 2011, except that Jessica M. Hiebler, an executive officer, inadvertently failed to file on a timely basis one Form 4 to report the withholding of shares to cover tax obligations related to the vesting of restricted stock on December 9, 2011.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information about the calendar year 2011 compensation program for our named executive officers (NEOs). This section explains how the Executive Compensation Committee made its compensation decisions for our NEOs for 2011. The discussion below also addresses the principal elements of our approach to compensation. Please also consult the compensation tables beginning on page 28 for more detailed information.

General

Our NEO compensation programs are designed to satisfy two core objectives:

•	attracting and retaining talented and highly skilled management professionals with deep experience in investments and client service; and

•

maintaining a close community of interests between them and our stockholders by fostering a prudent approach to corporate performance and the control of risk in the enterprise and linking their total compensation to our long-term success.

We strive to maintain the highest levels of performance within the investment management and financial services industries. Success in these sectors requires the leadership of experienced managers with extensive and specialized training and expertise. The pool of high-quality candidates is smaller than the leadership needs for us and our competitors, resulting in significant competition for available talent. This environment places an emphasis on retaining our current executive leadership, as well as key employees with future leadership potential that will allow us to develop our next generation of leaders from within the Company’s ranks. We believe our focus on developing our executive leadership from within enhances our long-term stability and performance and is a significant benefit to our stockholders. We consider each of our NEOs to be an invaluable resource, and over many years with us they have developed as a cohesive, complementary and effective management team. It is imperative that our NEO compensation packages remain responsive to the current environment and competitive in comparison to peer companies.

We believe that NEO compensation should be straight-forward, goal-oriented, long-term focused, transparent and consistent with the interests of our stockholders. In addition, NEO compensation should be linked directly to our overall corporate performance and positioning, as well as our success in achieving our long-term strategic goals. Our NEO compensation is primarily based on incentive compensation, with the intention that base salaries constitute a base level of compensation that is a relatively small portion of overall compensation. Our compensation programs recognize both short-term and long-term success but our focus in administering our NEO compensation programs is on rewarding the intermediate and long-term performance of our NEOs, as measured by the financial performance and financial stability of Price Group, the three-, five- and ten-year relative investment performance of our mutual funds and other investment portfolios, and the performance of our NEOs against goals and objectives. Our compensation programs are designed to reward for intangible, as well as tangible contributions to our success, including corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and the collaboration within that team. In addition, our equity incentive plans are designed to tie a material portion of the incentive compensation received by our executive officers directly to the long-term performance of our Company, as measured by our stock price.

Our compensation programs consist primarily of three elements: base salary, annual cash incentive compensation and equity awards. Our senior executives do not have employment agreements or severance or change-in-control agreements. In addition, while our executives participate in a defined contribution retirement plan, we do not have any supplemental retirement benefits and generally do not provide perquisites to our executive officers. Accordingly, we believe our compensation programs, while competitive, are also simple, transparent and fair to both the Company and its executives. We also believe that our cash incentive and equity compensation programs are critical to maintaining the competitiveness of our compensation arrangements, particularly given the absence of supplemental benefits and plans.

2011 Overview

Any review of our approach to compensation in 2011 must take into account the environment in which we operated. While we consistently view our Company, its business, and its performance for our stockholders on a long-term basis, the environment our Company faces each year also must be considered when viewing yearly compensation decisions. We faced a very difficult and uncertain economic environment during 2011 as the result of a number of factors, including the European sovereign debt crisis, the political stalemate in the U.S. and volatile market conditions in the U.S. and elsewhere. Overall, performance of the financial markets was mediocre at best, with most global equity markets ending flat to down in 2011, but also experiencing significant ups and downs during the course of the year. Fixed income markets did generate some positive returns, and short-term rates hovered barely above 0%. Despite difficult and lackluster markets, our assets under management, net revenues, net income, and earnings per share all increased in 2011. We also increased our dividend by almost 15% in 2011, and averaged a 15% increase over the past decade. Our relative investment performance continued to be strong, with a significant majority of our funds continuing to outperform their relevant peer groups over the three-, five- and ten-year measurement periods. We continued to distribute effectively across multiple channels and overall had net cash inflows during the year of $14.1 billion.

Given what we view as favorable Company performance in difficult times, we elected to increase modestly the total compensation paid to our NEOs primarily through an increased allocation to them of amounts available under their cash incentive bonus plan. These increases were significantly less than the increase afforded to the NEOs in 2010 and less than the percentage increase from 2010 in our 2011 net revenues, net operating income, net income and earnings per share. Accordingly, we believe that our compensation decisions for 2011 appropriately reward our NEOs in light of our overall performance and also appropriately take into account the long-term interests of our stockholders.

Risk Management and the Alignment of Management with the Stockholders

In determining the structure of our executive compensation program and the appropriate levels of incentive opportunities, the Executive Compensation Committee considers whether the program rewards reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to manage risk and protect stockholder returns. While the design of our executive compensation program is primarily performance-based, we do not believe that it encourages excessive risk-taking. Indeed, the Executive Compensation Committee believes an approach of ongoing and active discussion with management regarding progress on short- and long-term goals enables informed decisions while avoiding the risks sometimes associated with managing short-term results to achieve pre-determined formulaic outcomes. We believe that our executive compensation program provides officers with appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks to grow the value of the Company. We also believe that our equity program as well as our stock ownership guidelines and the very significant stock ownership of our senior NEOs create important linkages between the financial interests of our executives and the long-term performance of the Company and mitigate against any incentive to disregard risks in return for potential short-term gains. In addition, the firm has in place a robust risk management program designed to identify, evaluate and control risks. Through this program, we take a company-wide view of risks and have a network of systems and oversight to insure that risks are not viewed in isolation and are appropriately controlled and reported, including a system of reporting to the Audit Committee and the full Board of Directors. We believe that our compensation and stock ownership programs work within this risk management system.

Role of Independent Compensation Consultant

Our Executive Compensation Committee is responsible for determining the compensation of our NEOs. Frederic W. Cook & Co., Inc. (Cook & Co.) has served as the committee’s compensation consultant for many years. Cook & Co. periodically provides the Executive Compensation Committee with information about the competitive market for senior management in the investment management and financial services industries and compensation trends in those industries generally. Cook & Co. often may provide guidance and assistance to the Executive Compensation Committee as it makes its compensation decisions, either directly to the full Executive Compensation Committee or through conversations with the committee’s chairman. Cook & Co. provided such input as we completed our compensation deliberations at our December 2011 meeting. In addition, Cook & Co. provided significant input to the committee during 2011 in connection with its review and eventual approval of the 2012 Long-Term Incentive Plan and provided the Committee a report on general compensation trends, particularly in the financial services industry. Cook & Co. has not provided any services to the Company other than those it provides to the Executive Compensation Committee in its role as independent consultant. We, from time to time, review our relationships with Cook & Co. and reaffirm their appointment as our independent consultant.

Many of our key competitors are not publicly traded or are subsidiaries of larger companies. These competitors generally do not make public the compensation data of their top executive officers. The Executive Compensation Committee receives input from the chief executive officer and other senior executive officers of the Company regarding competitive compensation data, including access to information provided by McLagan Partners to the Management Compensation Committee, a committee made up of senior management of the Company, to assist that committee in formulating compensation programs and levels for our senior officers who are not NEOs. McLagan Partners has an extensive database on compensation for most investment management companies, including private companies for which information is not otherwise generally available. McLagan summarizes data by investment position across multiple companies without specifically identifying information for a particular company. The Management Compensation Committee uses the summary information from McLagan for a reasonable estimation of compensation levels in the industry for persons with specific roles relevant to our business (e.g., portfolio manager, analyst, client service manager, etc.). Relevant portions of this information are shared with the Executive Compensation Committee. McLagan Partners is retained by the Management Compensation Committee, not by the Executive Compensation Committee, and does not act as a compensation consultant to the Executive Compensation Committee.

You can find more information regarding our Executive Compensation Committee and how it operates on page 10.

Base Salary

We pay base salaries to our NEOs at amounts that historically have constituted less than 30% of total compensation for most of our NEOs, so that the substantial majority of NEO compensation is dependent on incentive awards. Each of our NEOs was paid a base salary of $350,000 for 2011. This level of base salary is consistent with the base salary paid to most of our senior personnel and was last changed in 2005.

Incentive Compensation

We have an annual incentive compensation program that results in cash incentive bonus payments to our NEOs after review and finalization by the Executive Compensation Committee based on both current and long-term performance. We also have a stock incentive program that is designed to provide equity compensation primarily linked to longer-term performance.

Cash Incentive Compensation

We have an annual bonus pool which is administered by our Management Compensation Committee and used to provide cash incentive compensation to our employees generally. All employees are eligible to participate in this bonus pool and over 5,100 employees participated for 2011. The Executive Compensation Committee is involved in determining the total amount allocated to this bonus pool, which typically is considered in multiple conversations throughout the year between the Executive Compensation Committee and members of the Management Compensation Committee. The size of the overall pool is determined based on the Company’s success over time financially, reputationally and operationally, with a focus on valuing performance that serves the needs of our clients and the best long-term interests of our stockholders. Multiple years are considered to determine relevant performance and the size of the bonus pool, which helps keep our employees focused on long-term performance for our clients and stockholders and reduces in some respects the year-to-year volatility of the aggregate pool. In addition, the Executive Compensation Committee considers the firm’s investment performance and service quality for clients, as well as progress toward stated objectives relating to the firm’s long-term strategies. The bonus pool was increased significantly in 2010 after having been reduced in 2008 and again in 2009. The increase in 2010 resulted from continued strong relative investment performance and a significant year-to-year improvement in assets under management, net revenues, net operating income and earnings per share. In 2011, the pool was again increased, but more modestly, based again on continued strong relative investment performance as well as continued strong financial performance in more volatile and uncertain market conditions. Year-to year increases in the pool also were dictated by the need to remain competitive to retain our key personnel.

Within our overall cash bonus program we have an Annual Incentive Compensation Pool that sets maximum bonus amounts for the NEOs and other senior executives, based entirely on the financial performance of the Company. This pool is administered solely by the Executive Compensation Committee, but amounts awarded under the Annual Incentive Compensation Pool are considered to be a part of the overall annual bonus pool in which all employees of the Company are eligible to participate. The Annual Incentive Compensation Pool was approved by Price Group’s stockholders at the 2003 annual meeting. The Annual Incentive Compensation Pool is designed to determine the maximum bonus for an NEO based on our performance and to permit bonuses paid to our NEOs to qualify for a federal income tax deduction under Section 162(m) of the Internal Revenue Code. It provides for a cash pool based on “adjusted earnings,” which is defined as income before income taxes as reflected in our audited consolidated statements of income, adjusted to exclude certain extraordinary, unusual, or nonrecurring items, any charge relating to goodwill, and the effect of changes in accounting policy. The maximum bonus pool under the Annual Incentive Compensation Pool is an amount equal to 6% of the first $50 million of “adjusted earnings,” plus 8% of the amount by which “adjusted earnings” exceed $50 million. The Annual Incentive Compensation Pool is based on a percentage of adjusted earnings in order to align the size of the pool with the annual performance of the Company. The Annual Incentive Compensation Pool for 2011 was $99.0 million, an increase of 17% over the pool for 2010 of $84.6 million. The 2010 pool reflected a 55% increase over the pool for 2009.

Early in 2011, the Executive Compensation Committee approved the participation of Messrs. Kennedy and Rogers each at a level of up to 16% of the Annual Incentive Compensation Pool, Mr. Bernard at a level of up to 15%, Mr. Stromberg at a level of up to 14%, and Mr. Moreland at a level of up to 5% of the pool. Other senior executives of the Company participate in the remainder of the pool. The percentages set a maximum amount that could be awarded under the terms of the Annual Incentive Compensation Pool to each NEO. Based on past experience, the percentages assigned reflect an expectation of relative participation in the pool by the NEOs largely due to their respective roles and contribution to the Company rather than a prediction of the likely amount that ultimately will be awarded to the NEOs and other senior executives. In this regard, the Executive Compensation Committee considered it likely that it would exercise discretion consistent with past practice to pay significantly less than the maximum amount to the NEOs. Among other things, exercising such discretion allows the Company to spread more of the total available cash bonus monies to a broader group of contributors within Price Group, and maintains alignment between the bonus amounts paid to the NEOs and the bonus amounts paid to other senior personnel of the Company.

Goals, Objectives and Performance Evaluation

At the beginning of each year, the Executive Compensation Committee identifies goals and objectives for the NEOs and other senior management for the upcoming year. Some of the objectives are relatively consistent from year-to-year, while others will vary depending upon the initiatives that will be undertaken in that year. Accordingly, some of the goals are longer term in nature and others are specifically focused on annual or other short-term objectives. All are designed to be consistent with an overall strategy to manage Price Group toward attainment of certain long-term objectives and to promote a team-oriented structure that operates in the best interests of clients, associates and stockholders. Taking into account the unique challenges of an investment management firm, goals and objectives are intended to optimize management’s effectiveness in managing factors within its control, while positioning the firm to successfully navigate market impacts and other external factors beyond management’s control.

Long-term goals that apply every year include the objective to recruit, develop and retain diverse associates of the highest quality while creating an environment of collaboration among employees and appropriately rewarding individual achievement and initiative. This focus on our associates is intended to create a combination of talent, culture and processes that will allow us to achieve superior investment results, market our products effectively, and deliver world-class service on a global basis.

Specific goals and objectives established for 2011, and against which performance of our NEOs was judged at year-end, included the following:

•

Sustain the strong relative investment results of our mutual funds and other investment portfolios, with a specific goal to have at least two-thirds of our portfolios above their respective benchmarks for the long term;

•	Develop strong investment professionals, processes and investment capabilities to support our long-term diversified investment strategy;

•

Sustain and enhance our diversified distribution strategy and capabilities, including targeting new opportunities for growth in the institutional and intermediary markets as well as the individual and retirement plan sectors;

•	Enhance our organizational and risk management capabilities to effectively manage the increasing scope and complexity of our business in a global context;

•	Maintain our reputation for integrity, as well as our positive brand image and competitive name awareness;

•	Continue our focus on enterprise-wide efforts to develop human talent and capabilities and to encourage a diverse and collaborative work force;

•	Monitor compensation practices and modify compensation plans as appropriate to attract, retain and properly reward top talent; and

•

Review and monitor our firm’s financial investments, capital structure and opportunities to make strategic investments, including evaluation of requirements for capital investments to achieve key business goals.

In assessing the performance of our NEOs during 2011, the Executive Compensation Committee considered performance against these and other objectives in the difficult and uncertain market environment present in 2011. The Committee further noted the following:

•

Our overall financial condition remained very strong, as we finished the year with $3.4 billion of stockholders equity, nearly $1.7 billion of cash and cash equivalents and mutual fund investments, and no debt.

•

Advisory revenues for the year were $2.3 billion, representing an increase of 16% from 2010, while operating expenses increased 14% year over year, resulting in a slightly improved operating margin in 2011 of 44.7%. Return on equity was 23.0% in 2011, up from 21.8% in 2010.

•

Our relative investment performance continued at a very favorable level with 76% of our Price funds across their share classes outperforming their comparable Lipper averages on a total return basis for the three-year period ended December 31, 2011, 86% outperforming for the five-year period ended December 31, 2011, and 77% outperforming for the 10-year period ended December 31, 2011. In addition, Morningstar awarded four or five stars to funds accounting for 83% of our funds’ assets under management.

•

We continued to distribute effectively across multiple channels of distribution and, in a period of very challenging market conditions where several investment managers experienced net outflows, had net cash inflows of $14.1 billion for 2011 while also maintaining high client satisfaction levels.

•

We continued to increase the size and quality of our investment team around the world and deepened the collaboration across that team. Specifically, we increased the number of our investment professionals by nearly 4% from year to year with a significant focus on enhancing our capabilities both for global equity research and for fixed income generally, including the hiring of a head of fixed income solutions. We also hired a new head of U.S. Third Party Distribution and appointed a Chief Risk Officer.

•

We continued to invest in our systems, our product offerings and our infrastructure, so as to be able to enhance our performance for our clients and stockholders in the years to come. We made significant investments in our infrastructure, including over $58 million in new technology capabilities and approximately $15 million to expand our facilities outside the U.S.

•	Our total assets under management finished the year at $489.5 billion, an increase of $7.5 billion from the year ended December 31, 2010.

•

We increased the annual dividend payout to our stockholders for the 25th consecutive year and spent nearly $480 million to repurchase 8.7 million shares of our common stock at an average price of $55.18 per share.

Equity Incentive Compensation

We also consider it crucial to maintain a strong association between the compensation of our top managers and professionals, including our NEOs, and our stockholders’ long-term interests. We believe that our long-term equity compensation program is a significant factor in achieving this goal. Equity compensation is intended to represent a material portion of our NEOs’ total compensation, generally in the range of 20% to 30% of total compensation. As part of our annual award program, we granted our NEOs options to purchase an aggregate of 410,000 shares of our common stock, representing 7% of all options we awarded to employees in 2011. Accordingly, the vast majority of all option awards, and all restricted stock awards and units, were granted to employees other than our NEOs, reflecting the broad-based nature of the program and our objective to use equity incentives to align the compensation of a significant portion of our senior management and professionals to the long-term success of our stockholders. The foregoing percentage of option grants for the NEOs excludes option awards granted to non-executive new hires and replenishment options which were automatically granted when shares already owned were relinquished in payment of the exercise price of an outstanding non-qualified option granted prior to November 2004. The Company ceased granting options with a replenishment feature after October 2004.

In determining option grants to our NEOs, the Executive Compensation Committee took into account the level of responsibility of each of the NEOs and the strong desire to tie their long-term compensation to the long-term success of our clients and stockholders. The Executive Compensation Committee also considers the size of grants to NEOs relative to that of other senior leaders and professionals in the Company to reflect the broader participation in the program and support the firm’s highly collaborative culture. As a retention incentive, stock options granted to our NEOs vest over approximately five years at a rate of 20% per year beginning on the first of November in the year following the year of grant. Based on the significant ownership of stock by most of our NEOs and the desire to spread out the available pool of equity grants to contributors beyond the NEOs, we granted our NEOs option awards whose total fair value on the date of grant was lower relative to their total compensation than was the case for many other senior contributors at the Company.

With the exception of grants to new employees and replenishment grants, all equity grants to employees, including the option grants to our NEOs, were authorized on February 16, 2011 and September 7, 2011 at regularly scheduled meetings of the Executive Compensation Committee. Since the options vest ratably over a five plus year period and will not be fully exercisable until November 2016, we believe the option grants provide added incentive for our management team to focus on long-term performance and profitability. The timing of replenishment grants, which are discussed in greater detail on page 30, is determined solely by the option holder, because such grants occur automatically when an eligible non-qualified option is exercised by relinquishing shares already owned in payment of the exercise price. The Management Compensation Committee, pursuant to authority delegated to it by the Executive Compensation Committee, granted equity awards to a few non-executive new hires in 2011. All new employee grants were awarded on the first business day of the month following the start of employment.

As more fully described elsewhere in this proxy statement, we are asking our stockholders to approve at the 2012 Annual Meeting a new Long-Term Incentive Plan to be used for future stock grants. In the past, options have been the primary form of equity compensation and the only awards that have been made to our NEOs. However, in the future we expect to make greater use of restricted stock and unit awards for participants in this program, including our NEOs. In addition, we also plan to add performance criteria to restricted stock and unit awards granted to our NEOs and other executive officers, and grants made this February to this group include a performance measure based on our operating margin in comparison to a peer group of public asset management companies designated by the Executive Compensation Committee. We expect future restricted stock and unit awards to this group to include the same or other performance criteria as selected from time-to-time by the Executive Compensation Committee.

Competitive Positioning

In making annual incentive award determinations, the Executive Compensation Committee periodically reviews competitive data regarding compensation at peer companies in the investment management and other financial services industries. We do not benchmark compensation levels to fall within specific ranges compared to selected peer groups in the asset management and financial services industry. We use the information provided by Cook & Co. and McLagan Partners about the competitive market for senior management to gain a general understanding of current compensation practices. In this regard, in December 2011 the Executive Compensation Committee reviewed compensation data for a competitive group comprised of the 12 asset management companies listed below:

Affiliated Managers Group	Federated Investors
AllianceBernstein	Franklin Resources
Bank of New York Mellon	GAMCO Investors
BlackRock	Invesco
Calamos Asset Management	Janus Capital Group
Eaton Vance	Legg Mason

In addition to specific information on these companies, the Executive Compensation Committee reviewed aggregated summary compensation data based on information from surveys that include other public and non-public companies, including the Capital Group, Fidelity, Goldman Sachs, MFS, Oppenheimer, PIMCO, Putnam, Vanguard, Wellington and Western Asset Management.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and to the three most highly compensated executive officers other than the chief executive officer or chief financial officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if certain requirements are met. The Executive

Compensation Committee considers the impact of Section 162(m) when designing the Company’s executive compensation programs and has structured the Annual Incentive Compensation Pool and stock incentive plans so that awards may be granted under these plans in a manner that complies with the requirements imposed by Section 162(m). However, tax deductibility is not the sole factor used by the Executive Compensation Committee in setting compensation. Corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, the Executive Compensation Committee may make payments or awards that are not deductible under Section 162(m) if the Committee determines that such non-deductible payments or awards are otherwise in the best interests of our stockholders.

Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with generally accepted accounting principles. Pursuant to the guidance, stock-based compensation expense is measured on the grant date based on the fair value of the award. We recognize stock-based compensation expense ratably over the vesting period of each award.

2011 NEO Annual Cash Incentive Awards

The table below sets forth the bonus determinations made by the Executive Compensation Committee for our NEOs. The maximum bonus percentage was set by the Executive Compensation Committee at the beginning of 2011.

Name	Maximum Percentage of Pool	Maximum Payout Based on Total Pool	Actual Percentage of Pool	Actual Payout
James A.C. Kennedy	16%	$15,847,680	5.6%	$5,500,000
Brian C. Rogers	16%	$15,847,680	5.6%	$5,500,000
Edward C. Bernard	15%	$14,857,200	5.0%	$4,950,000
William J. Stromberg	14%	$13,866,720	4.8%	$4,800,000
Kenneth V. Moreland	5%	$4,952,400	0.6%	$610,000

The incentive bonus award to each NEO was considerably less than the maximum available to him under the 2011 bonus pool. In setting the bonus amounts for 2011, the Executive Compensation Committee took note of the overall performance of the Company in a difficult economic environment. In addition to the various performance factors noted above, the Committee noted that the percentage increases in bonus amounts for the NEOs were less than the percentage increases in net revenues, net operating income, net income and earnings per share.

The Executive Compensation Committee also considered the individual contributions of the NEOs. In the case of Messrs. Kennedy, Rogers and Bernard, the Executive Compensation Committee considered their joint responsibility for the overall management and direction of the Company and the overall performance of the Company under their joint leadership in 2011. In the case of Mr. Kennedy, the Executive Compensation Committee considered his leadership role and responsibility and performance as our chief executive officer and president and his position, responsibilities and performance as chairman of our Management Committee and Management Compensation Committee. In the case of Mr. Rogers, the Executive Compensation Committee considered his significant investment responsibilities, managing nearly $33 billion in assets, his broad-based investment leadership and his performance as chief investment officer. In the case of Mr. Bernard, the Executive Compensation Committee considered his significant role in corporate leadership, including particularly his direct responsibility for the Company’s distribution, operations and technology matters and interactions with the Company’s sponsored mutual funds’ Board and with UTI Asset Management Company Limited. In the case of Mr. Stromberg, the Executive Compensation Committee recognized his responsibility to manage the Global Equity Management Group and the strong investment results generated by his team. In the case of Mr. Moreland, the Executive Compensation Committee considered his performance as chief financial officer and treasurer, including his responsibility for general supervision of all of our reporting and financial matters.

The Executive Compensation Committee noted in its deliberations that it looked to maintain reasonable alignment between the compensation of the NEOs and other senior personnel in order to retain talent and maintain a collaborative compensation environment. In this regard, the Executive Compensation Committee believes that the compensation of the NEOs should be considered relative to the compensation of other senior personnel, even to the extent that this results in lower compensation for NEOs than permitted under the Annual Incentive Compensation Pool or relative to NEOs at competing companies. The Executive Compensation Committee has the power to authorize additional incentive compensation or bonuses outside of the Annual Incentive Compensation Pool, but did not do so in 2011.

Defined Contribution Plan

Our U.S. retirement program provides retirement benefits based on the investment performance of each participant’s account. For 2011, we contributed $162,500 to this program for our NEOs as a group. We provide this program to our NEOs and to all U.S. employees in order to assist them in their retirement planning. The contribution amounts are based on plan formulas that apply to all employees, including NEOs.

Post-Employment Payments

We have not entered into employment, severance or other agreements with any of our NEOs, so we do not anticipate making any post-employment payments to them. All existing option agreements held by all grantees under our 2001 and 2004 Stock Incentive Plans include a provision that may accelerate the vesting of outstanding but unexercisable options so that all options will become exercisable in connection with a change-in-control of Price Group and remain exercisable for a one-year period thereafter. Assuming that a change-in-control of the Company had caused the vesting of these options to accelerate as currently contemplated under the terms of our 2001 and 2004 Stock Incentive Plans, the amount that would be realized at December 31, 2011 upon the exercise of these options would be $2,362,200 in the case of Messrs. Kennedy, Rogers and Bernard; $2,233,820 in the case of Mr. Stromberg; and $767,520 in the case of Mr. Moreland. The amounts are calculated using the difference between the closing price of our common stock on December 31, 2011 and the exercise price of the options. The Executive Compensation Committee can modify or rescind this provision, or adopt other acceleration provisions. See our Outstanding Equity Awards table on page 30 for further details.

Perquisites and Other Personal Benefits

As a general rule, we do not provide significant perquisites and other personal benefits to our executive officers. We make available to all senior officers, including the NEOs, programs related to executive health benefits and parking. We also cover certain costs associated with the NEOs spouses’ participation in events held in connection with the annual Price Group and Price funds joint Board of Directors meeting.

Stock Ownership Guidelines

We have a stock ownership policy for our executive officers. This policy provides that our NEOs and other key executives are expected to reach levels of ownership determined as a stated multiple of an executive’s base salary within five years after the adoption of the guidelines or, if later, within five years from the date when the executive assumed his or her position. The stated ownership multiples are 10 times base salary for the president, vice chairman and chairman, five times base salary for other members of our Management Committee, and three times base salary for other key executive officers. Once the executive officer reaches the ownership target the number of shares needed to reach the level is expected to be retained. All of our NEOs are in compliance with this program.

Claw Back Policy

In 2010, our Board of Directors adopted a Policy for Recoupment of Incentive Compensation for executive officers of the Company. This policy provides that in the event of a determination of a need for a material restatement of the Company’s financial results within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will take actions it deems necessary and appropriate. The Board will consider whether any executive officer received incentive compensation, including equity awards, based on the original financial statements that in fact was not warranted based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement. The actions the Board could elect to take against a particular executive officer include: the recoupment of all or part of any bonus or other incentive compensation paid to the executive officer, including recoupment in whole or in part of equity awards; disciplinary actions, up to and including termination; and/or the pursuit of other available remedies, at the Board’s discretion. The Board intends to update the Recoupment Policy as needed when the SEC adopts new planned regulations as required by the Dodd-Frank Act relating to recoupment policies generally.

Summary Compensation Table (1)

The following table summarizes the total compensation of our NEOs, who are the chief executive officer, the chief financial officer and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Option Awards (2)	Non-equity incentive plan compensation (3)	All other compensation (4)	Total
James A.C. Kennedy Chief Executive Officer and President	2011	$350,000	$1,964,470	$5,500,000	$70,839	$7,885,309
	2010	$350,000	$1,716,037	$5,000,000	$70,100	$7,136,137
	2009	$350,000	$1,023,463	$3,300,000	$56,342	$4,729,805
Brian C. Rogers Chairman and Chief Investment Officer	2011	$350,000	$1,811,600	$5,500,000	$67,457	$7,729,057
	2010	$350,000	$1,465,200	$5,000,000	$66,899	$6,882,099
	2009	$350,000	$1,021,300	$3,300,000	$53,444	$4,724,744
Edward C. Bernard Vice Chairman and President, T. Rowe Price Investment Services	2011	$350,000	$1,811,600	$4,950,000	$71,457	$7,183,057
	2010	$350,000	$2,082,064	$4,500,000	$70,969	$7,003,033
	2009	$350,000	$1,021,300	$3,000,000	$55,944	$4,427,244
William J. Stromberg Director of Global Equity Management Group	2011	$350,000	$1,539,860	$4,800,000	$71,485	$6,761,345
	2010	$350,000	$1,318,680	$4,350,000	$70,969	$6,089,649
	2009	$350,000	$1,129,462	$2,900,000	$55,944	$4,435,406
Kenneth V. Moreland Chief Financial Officer and Treasurer	2011	$350,000	$452,900	$610,000	$70,713	$1,483,613
	2010	$350,000	$410,256	$550,000	$69,363	$1,379,619
	2009	$350,000	$398,105	$410,000	$57,444	$1,215,549

(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to the NEOs in 2011, 2010 and 2009. All other columns have been omitted.
(2)

Represents the full grant-date fair value computed using the Black-Scholes option-pricing model. A description of the assumptions used for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model is included in the Significant Accounting Policies for Stock Awards and Options on page 32 of the 2011 Annual Report to Stockholders.

(3)

Represents cash amounts awarded by the Executive Compensation Committee and paid to NEOs under the 2011 Annual Incentive Compensation Pool. See our Compensation Discussion and Analysis and the Grants of Plan Based Awards Table for more details of the workings of this plan.

(4)	The following types of compensation are included in the all other compensation column for 2011:

	Contributions to retirement program	Retirement program limit bonus (a)	Matching contributions to stock purchase plan (b)	Matching gifts to charitable organizations (c)	Perquisites and other personal benefits (d)	Total
James A.C. Kennedy	$32,500	$4,344	$4,000	$20,000	$9,995	$70,839
Brian C. Rogers	$32,500	$4,344	$—	$20,000	$10,613	$67,457
Edward C. Bernard	$32,500	$4,344	$4,000	$20,000	$10,613	$71,457
William J. Stromberg	$32,500	$4,344	$4,000	$20,000	$10,641	$71,485
Kenneth V. Moreland	$32,500	$4,344	$4,000	$20,000	$9,869	$70,713

(a)

Cash compensation for the amount calculated under the U.S. Retirement Program that could not be credited to their retirement accounts in 2011 due to the contribution limits imposed under Section 415 of the Internal Revenue Code.

(b)	Matching contributions paid under our Employee Stock Purchase Plan offered to all employees of Price Group and its subsidiaries.
(c)

NEOs, directors, and all employees of Price Group and its subsidiaries are eligible to have our sponsored T. Rowe Price Foundation match personal gifts up to an annual limit to qualified charitable organizations. For 2011, all of the NEOs were eligible to have up to $20,000 matched.

(d)

Costs incurred by Price Group under programs available to all senior officers, including the NEO’s, for executive health benefits and parking, as well as certain costs covered by Price Group relating to spousal participation in events held in connection with the Price Group and Price funds annual joint Board of Directors meeting.

2011 Grants of Plan-Based Awards Table (1)

The following table provides information concerning each plan-based award granted in 2011 to the executive officers named in the Summary Compensation Table and other information regarding their grants.

			Executive Compensation Committee Approval	Estimated Possible Payouts under Non-Equity Incentive Plan Awards		Number of Securities Underlying	Exercise Price of Option Awards	Grant Date
Name	Grant Date		Date (3)	Threshold	Maximum (2)	Options	per Share	Fair Value (5)
James A.C. Kennedy	02/16/2011	(2)		$—	$15,847,680
	02/17/2011	(3)	02/16/2011			50,000	$70.33	$1,131,300
	02/22/2011	(4)				18,757	$67.63	$152,870
	09/08/2011	(3)	09/07/2011			50,000	$50.55	$680,300
Brian C. Rogers	02/16/2011	(2)		$—	$15,847,680
	02/17/2011	(3)	02/16/2011			50,000	$70.33	$1,131,300
	09/08/2011	(3)	09/07/2011			50,000	$50.55	$680,300
Edward C. Bernard	02/16/2011	(2)		$—	$14,857,200
	02/17/2011	(3)	02/16/2011			50,000	$70.33	$1,131,300
	09/08/2011	(3)	09/07/2011			50,000	$50.55	$680,300
William J. Stromberg	02/16/2011	(2)		$—	$13,866,720
	02/17/2011	(3)	02/16/2011			42,500	$70.33	$961,605
	09/08/2011	(3)	09/07/2011			42,500	$50.55	$578,255
Kenneth V. Moreland	02/16/2011	(2)		$—	$4,952,400
	02/17/2011	(3)	02/16/2011			12,500	$70.33	$282,825
	09/08/2011	(3)	09/07/2011			12,500	$50.55	$170,075

(1)	Includes only those columns relating to plan-based awards granted during 2011. All other columns have been omitted.

(2)

For 2011, the Executive Compensation Committee awarded significantly less than the maximum amount to the NEOs and the actual amount awarded has been disclosed in the Summary Compensation Table on page 28 under “Non-Equity Incentive Plan Compensation.” The maximum represents the highest possible amount that could have been paid to each of these individuals under the 2011 Annual Incentive Compensation Pool based on our 2011 audited financial statements. The Executive Compensation Committee has discretion to award no bonus under this program, or to award up to the maximum bonus. As a result, there is no minimum amount payable even if performance goals are met. See our Compensation Discussion and Analysis for more details.

(3)

Represents stock options granted as part of our semi-annual award program. These options were awarded from the 2004 Stock Incentive Plan, and were approved by the Executive Compensation Committee at a regularly scheduled meeting with a grant date of the next day. Vesting of these options is based on the NEO continuing to render service and occurs at a rate of 20% per year beginning on the first of November in the year after the year in which the grant was made.

(4)

Represents a replenishment grant awarded from our 2004 Stock Incentive Plan that vests immediately. The timing of replenishment grants is determined solely by the option holder, because such grants occur automatically when an eligible non-qualified stock option is exercised by relinquishing shares already owned in payment of the exercise price.

(5)

Represents the full grant-date fair value computed using the Black-Scholes option-pricing model. A description of the assumptions used for volatility, risk-free interest rate, dividend yield, and expected life in the option-pricing model is included in Significant Accounting Policies for Stock Awards and Options on page 32 of the 2011 Annual Report to Stockholders.

Replenishment grants, which are made available only in conjunction with non-qualified options originally granted prior to November 2004, allow an option holder to receive additional vested options if an eligible non-qualified stock option is exercised by relinquishing shares already owned in payment of the exercise price. The replenishment options are granted at fair market value on the date of exercise of the option giving rise to the replenishment grant and may be exercised until the expiration date of the option exercised. The replenishment options, which are equal in number to the shares relinquished, are exercisable immediately. The Company ceased granting options with a replenishment feature after October 2004.

Outstanding Equity Awards Table at December 31, 2011 (1)

The following table shows information concerning option awards outstanding at December 31, 2011, for each NEO. There is a provision in all existing option agreements held by all grantees under our 2001 and 2004 Stock Incentive Plans that may accelerate the vesting of outstanding but unexercisable options so that such options will become exercisable in connection with a change-in-control of Price Group and remain exercisable for a one-year period thereafter. The Executive Compensation Committee may modify or rescind this provision, or make other provisions for accelerating the ability to exercise options.

	Number of Securities Underlying Unexercised Options				Option	Option
Name	Exercisable		Unexercisable(9)		Exercise Price	Expiration Date
James A.C. Kennedy	18,757	(2)			$67.630	07/30/12
	15,400				$21.725	12/11/13
	80,000	(3)			$21.725	12/11/13
	36,800				$30.775	12/20/14
	60,000	(3)			$30.775	12/20/14
	37,000				$32.620	10/03/15
	60,000	(3)			$32.620	10/03/15
	97,724				$46.190	11/01/16
	80,000		20,000	(4)	$50.020	09/06/17
	60,000		40,000	(5)	$57.080	09/04/18
	20,000		30,000	(6)	$27.470	02/12/19
	20,000		30,000	(6)	$45.150	09/10/19
	10,000		40,000	(7)	$49.600	02/18/20
	10,000		40,000	(7)	$47.670	09/08/20
			50,000	(8)	$70.330	02/17/21
			50,000	(8)	$50.550	09/08/21

	Number of Securities Underlying Unexercised Options				Option	Option
Name	Exercisable		Unexercisable(9)		Exercise Price	Expiration Date
Brian C. Rogers	6,709	(2)			$50.530	07/30/12
	33,194	(2)			$62.830	12/11/13
	116,800				$30.775	12/20/14
	107,000				$32.620	10/03/15
	100,000				$46.190	11/01/16
	80,000		20,000	(4)	$50.020	09/06/17
	60,000		40,000	(5)	$57.080	09/04/18
			30,000	(6)	$27.470	02/12/19
	20,000		30,000	(6)	$45.150	09/10/19
	10,000		40,000	(7)	$49.600	02/18/20
	10,000		40,000	(7)	$47.670	09/08/20
			50,000	(8)	$70.330	02/17/21
			50,000	(8)	$50.550	09/08/21
Edward C. Bernard	26,426	(2)			$33.105	07/30/12
	13,040	(2)			$33.545	07/30/12
	10,561	(2)			$41.420	07/30/12
	5,590	(2)			$60.640	07/30/12
	41,466	(2)			$60.460	12/11/13
	116,800				$30.775	12/20/14
	107,000				$32.620	10/03/15
	99,888				$46.190	11/01/16
	80,000		20,000	(4)	$50.020	09/06/17
	60,000		40,000	(5)	$57.080	09/04/18
	20,000		30,000	(6)	$27.470	02/12/19
	20,000		30,000	(6)	$45.150	09/10/19
	10,000		40,000	(7)	$49.600	02/18/20
	10,000		40,000	(7)	$47.670	09/08/20
			50,000	(8)	$70.330	02/17/21
			50,000	(8)	$50.550	09/08/21
William J. Stromberg	30,000	(2)			$52.140	12/11/13
	8,609	(2)			$60.560	12/11/13
	106,800				$30.775	12/20/14
	97,000				$32.620	10/03/15
	100,000				$46.190	11/01/16
	72,000		18,000	(4)	$50.020	09/06/17
	54,000		36,000	(5)	$57.080	09/04/18
	20,000		30,000	(6)	$27.470	02/12/19
	20,000		30,000	(6)	$45.150	09/10/19
	9,000		36,000	(7)	$49.600	02/18/20
	9,000		36,000	(7)	$47.670	09/08/20
			42,500	(8)	$70.330	02/17/21
			42,500	(8)	$50.550	09/08/21
Kenneth V. Moreland	7,200				$26.940	04/01/14
	8,096	(2)			$58.560	04/01/14
	2,212	(2)			$53.580	04/01/14
	50,000				$32.620	10/03/15
	40,000				$46.190	11/01/16
	32,000		8,000	(4)	$50.020	09/06/17

	Number of Securities Underlying Unexercised Options			Option	Option
Name	Exercisable	Unexercisable(9)		Exercise Price	Expiration Date
Kenneth V. Moreland	21,000	14,000	(5)	$57.080	09/04/18
	7,200	10,800	(6)	$27.470	02/12/19
	7,200	10,800	(6)	$45.150	09/10/19
	2,800	11,200	(7)	$49.600	02/18/20
	2,800	11,200	(7)	$47.670	09/08/20
		12,500	(8)	$70.330	02/17/21
		12,500	(8)	$50.550	09/08/21

(1)	Includes only those columns for which there are outstanding equity awards at December 31, 2011. All other columns have been omitted.
(2)	Represents a replenishment grant that vested immediately. For more information regarding replenishment grants, please refer to the discussion on page 30.
(3)	Exercisable options held by a limited liability company controlled by Mr. Kennedy.
(4)	Vests in full on 9/06/2012.
(5)	Vesting occurs 50% on each of 09/04/2012 and 09/04/2013.
(6)	Vesting occurs 33 1/3% on each of 11/01/2012, 11/01/2013 and 11/01/2014.
(7)	Vesting occurs 25% on each of 11/01/2012, 11/01/2013, 11/01/2014 and 11/01/2015.
(8)	Vesting occurs 20% on each of 11/01/2012, 11/01/2013, 11/01/2014, 11/01/2015 and 11/01/2016.
(9)

Assuming that a change-in-control of the Company had caused the vesting of these options to accelerate as currently contemplated under the terms of our 2001 and 2004 Stock Incentive Plans, the amount that would be realized at December 31, 2011 upon the exercise of these options would be $2,362,200 in the case of Messrs. Kennedy, Rogers and Bernard; $2,233,820 in the case of Mr. Stromberg; and $767,520 in the case of Mr. Moreland. The amounts are calculated using the difference between the closing price of our common stock on December 30, 2011 and the exercise price of the options.

2011 Option Exercises Table (1)

The following table shows aggregate stock option exercises in 2011 and the related value realized on those exercises for each of the NEOs. The value realized on exercise is the difference between the market price of the underlying securities on the date of exercise and the exercise price, multiplied by the number of shares acquired.

Name	Number of Shares Acquired on Exercise(2)(4)		Value Realized on Exercise
James A.C. Kennedy	95,076	(3)	$5,025,264
Brian C. Rogers	20,000		$443,100
Edward C. Bernard	58,151		$1,075,359
William J. Stromberg	44,873		$1,227,137
Kenneth V. Moreland	—		$—

(1)	Includes only those columns relating to 2011 option exercises. All other columns have been omitted.
(2)	Represents the total number of shares underlying the exercised stock options.
(3)

Of these shares, 92,800 shares were exercised by a limited liability company controlled by Mr. Kennedy. The value realized on these exercises was $5,007,488. As further explained in footnote four, the net shares received by the limited liability company from these exercises were 74,043.

(4)

For some NEOs, the number of shares actually acquired was less than the number presented in the table above as a result of tendering shares for payment of the exercise price and the withholding of shares for taxes. The net shares received were as follows:

James A.C. Kennedy	76,319
Edward C. Bernard	14,395
William J. Stromberg	10,894

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and restricted stock units and shares reserved for future issuance under our equity compensation plans as of December 31, 2011. None of the plans have outstanding warrants or rights other than options and restricted stock units. All plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Settlement of Restricted Stock Units (a)		Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	39,625,656	(1)	$45.27	(1)	16,622,332	(2)
Equity compensation plans not approved by stockholders	—				—
Total	39,625,656		$45.27		16,622,332

(1)	Includes 385,934 shares that may be issued upon settlement of outstanding restricted stock units. The weighted-average exercise price pertains only to the 39,239,722 outstanding options.
(2)

Includes shares that may be issued under our 2004 Stock Incentive Plan and 2007 Non-Employee Director Equity Plan, and 3,360,000 shares that may be issued under our Employee Stock Purchase Plan. No shares have been issued under the Employee Stock Purchase Plan since its inception; all plan shares have been purchased in the open market. The number of shares available for future issuance will increase under the terms of the 2004 Stock Incentive Plan as a result of all common stock repurchases that we make from proceeds generated by stock option exercises that occur after the inception of the 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan allows for the grant of stock options, stock appreciation rights, and stock awards including restricted stock and restricted stock units. The maximum number of shares at December 31, 2011, that may be issued in connection with future stock awards and units is 1,573,759 under the 2004 Stock Incentive Plan.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 19 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Dwight S. Taylor, Chairman
James T. Brady
J. Alfred Broaddus, Jr.
Donald B. Hebb, Jr.
Robert F. MacLellan
Dr. Alfred Sommer
Anne Marie Whittemore

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Introduction

We believe that our NEO compensation is performance-oriented, long-term focused, transparent and consistent with the interests of our stockholders. Our NEO compensation is primarily based on incentive compensation. Base salaries constitute a relatively small portion of overall compensation, which consists principally of an annual cash bonus, which varies from year-to-year and equity awards which vest over time. Our compensation programs recognize both short-term and long-term success with a focus on rewarding the intermediate and long-term performance, as measured by the financial performance of Price Group, the relative investment performance of our mutual funds and other investment portfolios, and the performance of our NEOs against stated goals and objectives. Other tangible and intangible results rewarded include corporate integrity, service quality, customer loyalty, risk management, corporate reputation, and the quality of our team of professionals and the collaboration within that team. Our equity incentive plans are designed to tie a material portion of incentive compensation directly to the long-term performance of our Company, as measured by our stock price.

We have not entered into employment, severance or other agreements with any of our NEOs. We do not maintain any supplemental executive retirement plans for our executive officers and our NEOs participate in a retirement program that is open to all of our U.S. employees. We also have a stock ownership policy that requires our NEOs and other key executives to reach and retain certain levels of ownership of our common stock. We do not provide significant perquisites and other personal benefits. We also have adopted a policy for recoupment of incentive compensation for executive officers in the event of a determination of a need for a material restatement of our financial results within three years of the original reporting.

While our stockholders are provided an opportunity to vote on our NEO compensation every year, we believe that our stockholders should take note of our consistent and long-term approach to compensation and not view any one year in isolation. If you review our compensation over the last five years, you will see that we have materially adjusted the amount of incentive compensation that is paid to our executives depending upon the financial performance of the Company. Accordingly, cash incentive compensation was significantly reduced in 2008 and 2009 from the levels paid in 2007 consistent with the performance of the Company during the economic downturn, and was correspondingly increased significantly in 2010 as the Company’s financial performance improved dramatically. As described in more detail in the Compensation Discussion and Analysis on page 19, cash incentive compensation increased again in 2011 in line with our overall improved year-to-year performance. The increases were much more modest, however, and were less than the percentage increase in our net revenues, net operating income, net income and earnings per share. Overall we believe our senior management team delivered strong performance for us and our stockholders in a very difficult and challenging market environment.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2011 compensation of our NEOs. We believe that viewed as a whole, our compensation practices and policies are appropriate and are fair to both the Company and its executives.

Proposal

We are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the stockholders of Price Group, that the stockholders approve the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders.

As an advisory vote, this Proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Executive Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when designing and administering our compensation programs and when making future compensation decisions for our NEOs.

Recommendation of the Board of Directors; Vote Required

We recommend that you vote FOR Proposal 2, the approval of the compensation of our named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules. All properly executed proxies received in time to be tabulated for the Meeting will be voted FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules unless otherwise specified. In order to be adopted at the Meeting, Proposal 2 must be approved by the affirmative vote of a majority of the total votes cast at the Meeting. Shares held by a bank, broker or other intermediary will not be voted on this Proposal absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

PROPOSAL 3

APPROVAL OF THE 2012 LONG-TERM INCENTIVE PLAN

Company Proposal

On February 23, 2012, our Board of Directors adopted the Company’s 2012 Long-Term Incentive Plan (2012 Plan), subject to stockholder approval. We are asking you to approve the 2012 Plan, which will make an additional 5,000,000 common shares of the Company available for issuance to our employees and other eligible participants. The material features of the 2012 Plan are described below. The 2012 Plan is intended to replace our existing 2004 Stock Incentive Plan (2004 Plan). If our stockholders approve the 2012 Plan, no further awards will be made under the 2004 Plan, which is currently the primary equity compensation plan for our employees, and the shares remaining under the 2004 Plan will be available under the 2012 Plan. Before the Meeting, the Company will not grant any awards under the 2012 Plan.

Timing of Proposal

There are a number of reasons why we are seeking approval of the 2012 Plan at this time. The last time we had our stockholders approve a long-term equity incentive plan was in 2004. The 2004 Plan has served us well, but since that time there have been a number of developments with respect to plan design and plan provisions, including governance-related best practices. Accordingly, we think it timely for us to update our long-term equity incentive plan to make it more consistent with current practices and our needs. In addition, adopting the 2012 Plan at this time will make an additional 5,000,000 common shares of the Company available for issuance to participants, bringing the total number of shares available to approximately 15,700,000 based on the shares expected to be carried over from the 2004 Plan. Adoption of the 2012 Plan also will enable us to qualify any performance-based compensation grants under Section 162(m) of the Internal Revenue Code. Stockholder approval of the performance measures is required every five years and, accordingly, the performance measures in the 2004 Plan no longer are Section 162(m) qualified. Lastly and as further described in our description of the proposal, adoption of the 2012 Plan will facilitate our goal of shifting our grant practices to a greater use of restricted stock grants.

Why We Support the Proposal

The 2012 Plan is key to our attracting and retaining top talent. Attracting and retaining top talent in this very competitive industry is one of our fundamental strategic imperatives. Our long-term equity compensation program for our key associates has been a significant element of our compensation strategy for attracting and retaining our top associates since before our initial public offering in 1986. We have found that equity-based awards are valued by our managers and professionals. That sense of value, when coupled with multi-year vesting periods, serves to enhance retention of these associates as well as collaboration among them. Our professional and key employee turnover is low, which at least partially reflects the retention value of our long-term incentive plan. Furthermore, these professionals generally retain a large portion of their equity grants over relatively long periods (on average nearly seven years for stock options) thereby creating a community of interests between them and our stockholders. We believe this is key to our long-term success and the future success of our stockholders.

The 2012 Plan will be used to align the long-term interests of our associates with those of our stockholders. We consider it crucial to maintain a strong association between compensation of our key associates and our stockholders’ long-term interests. Our long-term equity compensation program is a significant factor in achieving this goal. Furthermore, we have relatively simple and straightforward compensation practices where compensation of our key personnel is based on a modest base salary coupled with an annual cash bonus plan which reflects performance over multiple years, and long-term equity awards which vest over five plus years. Equity compensation represents a material portion of total compensation of our key associates. We believe that this practice ties our associates to the best interest of our clients and the Company, and provides to them a significant incentive to protect and enhance stockholder value.

In the past, our dominant form of long-term equity compensation has been stock options. We intend to adjust our long-term equity compensation program for 2012 to provide each participant with awards that are roughly evenly weighted in fair value between stock options and full value awards (e.g., restricted stock or restricted stock units). We will continue to use stock options with a ten year life to a significant degree. We believe that options incentivize our associates to create value for our clients and stockholders over the long-term because grantees receive no benefit without an increase in the price of our common stock. However, we also intend to increase significantly our use of restricted stock. Use of restricted stock as a vehicle for equity compensation has become more prevalent in recent years among many of our competitors, and we thus believe a mix of stock options and restricted stock will better achieve our key strategic imperative to attract and retain top talent. As such, we also believe that the use of a combination of stock options and restricted stock will more effectively and efficiently align the interest of our professionals and our stockholders to increase our common stock price over the long term.

The 2012 Plan will be used to grant performance-based awards to our named executive officers and certain other senior executives. We believe that including performance-based metrics as vesting hurdles in full value awards for these individuals will enhance the existing link between compensation and performance provided by our annual bonus and equity programs. Moreover, including performance-based metrics as vesting hurdles in full value awards benefits the Company as it enables such awards to qualify as performance-based awards that are exempt from the $1,000,000 limit on deductions for compensation we pay to covered employees.

The 2012 Plan will be used to continue our successful long-term equity compensation program. Our track record demonstrates that our long-term equity compensation program works. We have low turnover among a team of top professionals and managers who have produced strong performance for our stockholders over the past decade. For the ten year period ending December 31, 2011, our annualized total stockholder return, including stock appreciation and dividends, was nearly 15%. Our burn rate (equity awards granted each year as a percentage of weighted average shares outstanding) under our long-term equity compensation program has remained consistently low, averaging 2.5% over that same period. While our overhang (equity awards outstanding as a percentage of the aggregate of total shares outstanding and equity awards outstanding) may be somewhat higher than levels suggested by proxy advisory firms, we believe that our overhang is in part indicative of the success of our long-term equity compensation program in that our associates remain with us and retain their equity awards over the long term. Additionally, through judicious use of share repurchases, we have largely neutralized the potential stockholder dilution of our long-term equity compensation program. After giving effect to these share repurchases, our total stockholder dilution from our option programs since our initial public offering in 1986 through December 31, 2011 has been 10%, and there has been no such dilution over the life of our 2004 Plan. The provisions of the 2012 Plan will enable us to continue these share repurchases to help manage stockholder dilution.

Governance-related Provisions. As discussed below, the 2012 Plan includes terms that reflect our strong commitment to governance measures and plan design features considered important by key institutional stockholders and proxy advisory firms. While some of these provisions were included in our 2004 Plan as well, we have updated and added provisions to the 2012 Plan.

For these reasons, we are asking you to approve the 2012 Plan and thereby enable us to continue to implement our long-term equity compensation program.

Key Features Designed to Protect Stockholders’ Interests

The 2012 Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following 2012 Plan features:

•

Independent Administrator. Our Executive Compensation Committee of the Board of Directors, which is comprised solely of independent, non-employee directors, is the plan administrator. The Executive Compensation Committee may delegate administrative powers to our Management Compensation Committee or other officers and employees, but all determinations regarding awards to our executive officers must be made by the Executive Compensation Committee or our Board of Directors.

•	No Evergreen Feature. The 2012 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the Plan.

•	Repricing Prohibited. The 2012 Plan requires that stockholder approval be obtained for any repricing, exchange or buyout of underwater awards.

•

Reloading Prohibited. The 2012 Plan prohibits granting stock options with replenishment features (also called reload options) other than as necessary to fulfill our obligations under a small number of existing options issued before November 2004 if they are exercised by surrendering outstanding shares to us. We removed the replenishment feature from all options issued after October 2004.

•

No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years.

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Minimum Vesting Standards. The 2012 Plan includes minimum vesting standards for full value awards – no less than a three-year vesting period (in pro rata installments) for time-based awards and no shorter than a one-year performance period for performance-based awards. Up to 5% of the initial share pool may be granted with less stringent or no vesting (e.g., merit stock awards).

•	Per-Participant Limits on Awards. The 2012 Plan limits the size of awards that may be granted during any one year to any one participant.

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Performance-Based Awards. The 2012 Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals. The 2012 Plan includes the provisions necessary to enable us to grant qualified performance-based awards which are intended to be exempt from the $1,000,000 limit on deductions for compensation paid to covered employees.

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No Dividends on Performance-Based Awards unless and until Performance Goals are Met. The 2012 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards unless and until the applicable performance goals for such award have been met.

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No Liberal Definition of Change in Control. The 2012 Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.

•	No Transfers for Value. Participants are not permitted to transfer awards for value under the 2012 Plan.

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Awards Subject to Claw Back Policy. Awards granted under the 2012 Plan to our executive officers are subject to our Policy for Recoupment of Incentive Compensation or any successor thereto. In addition, we may include provisions in award agreements under which we may recover from current and former participants any amounts paid or shares of common stock issued under an award and any proceeds there from under such circumstances as the plan administrator determines appropriate.

Summary of the 2012 Plan

The following summary describes the most significant features of the 2012 Plan. This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is attached as Appendix A to this proxy statement.

Eligibility and Participation

The Executive Compensation Committee selects the individuals who will participate in the 2012 Plan. Eligibility to participate is open to officers and employees of, and other individuals who provide bona fide services to or for, us or any of our affiliates. Our non-employee directors may not participate in the 2012 Plan as they are covered under the 2007 Non-Employee Director Equity Plan. For eligibility purposes, an affiliate means any entity, whether previously, now or hereafter existing, in which we, directly or indirectly, at the relevant time have a proprietary interest by reason of stock ownership or otherwise (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity that provides services to us or to a subsidiary or affiliated entity of the Company.

The Executive Compensation Committee may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from us or one of our affiliates. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

During our recently completed semi-annual grant cycle in February 2012, employees other than our chief executive officer, chief financial officer and named executive officers received 94% of the awards granted. We believe these figures are representative of the grants that we anticipate will be made under the 2012 Plan for the semi-annual grant cycle to be completed this fall if the 2012 Plan is approved. As of the date of this proxy statement, all employees of the Company, which is approximately 5,200 associates, are eligible to be selected as participants in the 2012 Plan.

Administration

The Executive Compensation Committee of our Board of Directors is the administrator of the 2012 Plan. At any time the Board may serve as the administrator in lieu of or in addition to the Executive Compensation Committee. Except as provided otherwise under the 2012 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2012 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2012 Plan.

The Executive Compensation Committee or Board of Directors may delegate to the Management Compensation Committee, or other officers and employees, limited authority to perform administrative actions under the 2012 Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. This delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (Code) or officers under Section 16 of the Securities Exchange Act. With respect to any award to which Section 16 of the Securities Exchange Act applies, the administrator shall consist of either our Board of Directors or the Executive Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “independent director” to the extent required by NASDAQ. With respect to any award that is intended to be a qualified performance-based award, the administrator shall consist of two or more directors, each of whom is intended to be an “outside director” as defined under Section 162(m) of the Code. Any member of the administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the administrator to the extent required to comply with Rule 16b-3 of the Securities Exchange Act or Section 162(m) of the Code.

Shares Available Under the 2012 Plan

The shares of our common stock issuable pursuant to awards under the 2012 Plan will be shares authorized for issuance under our charter but unissued.

Initial Share Pool. When the 2012 Plan first becomes effective, the number of shares of our common stock issuable pursuant to awards granted under the 2012 Plan (Share Pool) will be equal to the sum of (i) 5,000,000 shares plus (ii) the number of shares available for issuance as of the date of the Meeting under the 2004 Plan that are not then subject to outstanding awards. In other words, we are asking you to approve the issuance of 5,000,000 new shares in addition to the remaining number of shares available under the 2004 Plan which will be carried over to the 2012 Plan. No further awards will be granted under the 2004 Plan once the 2012 Plan becomes effective. As of February 23, 2012, the date on which the Board adopted the 2012 Plan, there were 10,686,233 shares remaining available for grant under the 2004 Plan. As such, we anticipate that the Share Pool will be approximately 15,700,000 shares when the 2012 Plan first becomes effective.

Adjustments to Share Pool. Following the effective date of the 2012 Plan, the Share Pool will be adjusted as follows:

•	The Share Pool will be reduced by one share for each share of our common stock made subject to an award granted under the 2012 Plan;

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The Share Pool will be increased by the number of unissued shares of our common stock underlying or used as a reference measure for any award or portion of an award granted under the 2012 Plan or any prior stock incentive plan of the Company (our Plans) that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of our common stock used as a reference measure for any award granted under our Plans that are not issued upon settlement of such award;

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The Share Pool will be increased by the number of shares of our common stock that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under our Plans;

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The Share Pool will be increased by the number of shares of our common stock withheld by or surrendered (either actually or through attestation) to us in payment of the exercise price of any award granted under our Plans;

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The Share Pool will be increased by the number of shares of our common stock withheld by or surrendered (either actually or through attestation) to us in payment of the statutory minimum tax withholding obligation that arises in connection with any award granted under our Plans; and

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The Share Pool will be increased by the number of shares of our common stock reacquired by us on the open market or otherwise using the cash proceeds received by us in payment of the exercise price and/or the statutory minimum tax withholding obligation that arises in connection with the exercise of stock options, provided, however, that the maximum number of shares that may be so added to the Share Pool, irrespective of the date of purchase, shall be equal to (A) the amount of the cash proceeds received by us, divided by (B) the closing price of our common stock on the date of the exercise that generated such proceeds.

These adjustments to the Share Pool are the same adjustments that we have used under our 2004 Plan. Although they are viewed as liberal share counting provisions by some proxy advisory firms, we believe these adjustments are reasonable and appropriate. Our track record under the 2004 Plan reflects that we have utilized the 2004 Plan share pool judiciously over the last eight years, and through use of share repurchases our equity incentive program has been non-dilutive to our stockholders.

In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our Board of Directors will adjust the Share Pool proportionately to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

Types of Awards

The 2012 Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards. The 2012 Plan contains all elements necessary to enable such awards granted to covered employees to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired, to ensure maximum deductibility by the Company.

Stock Options and Stock Appreciation Rights. Stock options represent a right to purchase a specified number of shares of our common stock from us at a specified price during a specified period of time. Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options within the U.S. The administrator may establish sub-plans under the 2012 Plan through which to grant stock options that qualify for preferred tax treatment for recipients in jurisdictions outside the U.S. Stock appreciation rights represent the right to receive an amount in cash, shares of our common stock or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award. All stock options and stock appreciation rights must have a term of no longer than ten years’ duration. Stock options and stock appreciation rights generally must have an exercise price equal to or above the fair market value of our shares of common stock on the date of grant except as provided under applicable law or with respect to stock options and stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by us or an affiliate or with which we or our affiliate combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. As of February 17, 2012, the fair market value of a share of our common stock was $62.91.

Limitation on Reload Options. Other than to fulfill our obligation under any outstanding stock option granted under a prior plan, the administrator is prohibited from granting stock options under the 2012 Plan that contain a reload or replenishment feature. A reload or replenishment feature means that if an option holder delivers shares of our common stock to us in payment of the exercise price or any tax withholding obligation upon exercise of an outstanding stock option, we grant to that option holder a new at-the-market option for the number of shares that he or she delivered.

Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and stock appreciation rights granted under the 2012 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or stock appreciation rights, nor may outstanding stock options or stock appreciation rights be canceled in exchange for (i) cash, (ii) stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original outstanding stock options or stock appreciation rights, or (iii) other awards, unless such action is approved by our stockholders.

Restricted Stock. Awards of restricted stock are actual shares of our common stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the administrator, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses.

Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the administrator, and may be paid in cash or as unrestricted shares of our common stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.

Restricted Stock Units. An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of our common stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until shares of our common stock are issued to the participant in settlement of stock units, the participant shall not have any rights of a stockholder of the Company with respect to the stock units or the shares issuable thereunder. Vesting of restricted stock units may be subject to performance goals, the continued service of the participant or both. The administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such restricted stock units has been satisfied.

Performance Shares and Performance Units. An award of performance shares, as that term is used in the 2012 Plan, refers to shares of our common stock or stock units that are expressed in terms of our common stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the 2012 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the administrator, other than our common stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of our common stock or a combination of both, or will reserve to the administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the administrator so permits, that meets the requirements of Section 409A of the Code.

Minimum Restriction Period for Full Value Awards. Except as provided below, each award of stock, stock units, performance shares or performance units (Full Value Awards) granted under the 2012 Plan will be subject to a minimum restriction period of 12 months from the date of grant if vesting of or lapse of restrictions on such award is based on the satisfaction of performance goals and a minimum restriction period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such award is based solely on the participant’s satisfaction of specified service requirements with us or an affiliate. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. Except as provided below, the administrator does not have discretionary authority to waive the minimum restriction period applicable to a Full Value Award, except in the case of death, disability, retirement, or a change in control of the Company. The administrator has discretion to grant Full Value Awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to up to the number of Full Value Awards that is equal to 5% of the initial Share Pool.

Qualified Performance-Based Awards. The administrator may, prior to or at the time of grant, designate an award of restricted stock, restricted stock units, performance shares or performance units as a qualified performance-based award intended to qualify for the performance-based exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, if desired. For any award so designated as a qualified performance-based award, the administrator will take steps to ensure that the terms of the award are consistent with such designation. The administrator may retain in an award agreement the discretion to reduce, but not to increase, the amount or number of qualified performance-based awards which will be earned based on the achievement of performance goals. Achievement of the performance goals will be certified by a committee of outside directors, within the meaning of Section 162(m) of the Code, before any payment is made under a qualified performance-based award.

Performance goals applicable to qualified performance-based awards may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles (GAAP), non-GAAP or other objective standards in a manner consistent with our or our affiliate’s established accounting policies, all as the administrator determines at the time the performance goals for a performance period are established. For this purpose, performance metrics mean criteria established by the administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or affiliates, one or more mutual funds or investment portfolios, or on a Company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, mutual funds or investment portfolios, or an index covering multiple companies, mutual funds or investment portfolios:

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Earnings or Profitability Metrics: any derivative of investment advisory revenue; mutual fund servicing revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

•	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

•	Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

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Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•	Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios); and/or

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Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes).

To the extent consistent with the requirements of the exemption to the $1,000,000 deduction limit under Section 162(m) of the Code, the administrator may provide at the time performance goals are established for qualified performance-based awards that the manner in which such performance goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), the consolidation of investment products, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

Other Stock-Based Awards. The administrator may from time to time grant to eligible individuals awards in the form of our common stock or any other award that is valued in whole or in part by reference to, or is otherwise based upon, shares of our common stock, including without limitation dividend equivalents and convertible debentures (Other Stock-Based Awards). Other Stock-Based Awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in common stock equivalents, to be paid on a deferred basis, and (C) settled in cash or our common stock as determined by the administrator; provided, however, that dividend equivalents payable on Other Stock-Based Awards that are granted as a performance award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until the applicable performance goal related to such Other Stock-Based Awards has been satisfied. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the administrator may establish.

Award Limitations

The following limitations on awards are imposed under the 2012 Plan.

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ISO Award Limit. No more than 12,000,000 shares of our common stock may be issued in connection with awards granted under the 2012 Plan that are intended to qualify as incentive stock options under Section 422 of the Code.

•	Code Section 162(m) Individual Limits:

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Appreciation Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2012 Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,000,000 shares.

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Stock-Based Performance Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2012 Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, 1,000,000 shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the shares, as determined as of the payment date.

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Cash-Based Performance Units. In connection with awards granted under the 2012 Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $15 million.

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Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above (as required by Section 162(m) of the Code) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

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Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the Code Section 162(m) individual limits set forth above for the calendar year in which it was granted.

Adjustments to Awards for Corporate Transactions and Other Events

Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting us (a Corporate Event) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company (Share Change), the administrator will make such equitable and appropriate substitutions or proportionate adjustments to:

•	the aggregate number and kind of shares of common stock or other securities on which awards under the 2012 Plan may be granted to eligible individuals;

•	the maximum number of shares of common stock or other securities with respect to which awards may be granted during any one calendar year to any individual;

•	the maximum number of shares of common stock or other securities that may be issued with respect to incentive stock options granted under the 2012 Plan;

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the number of shares of common stock or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

•	all other numerical limitations relating to awards, whether contained in the 2012 Plan or in award agreements.

Discretionary Adjustments. In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of common stock subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof (Substitute Awards). The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control

Dissolution or Liquidation. Unless the administrator determines otherwise, all awards outstanding under the 2012 Plan will terminate upon the dissolution or liquidation of the Company.

Termination of Awards. If any transaction results in a change in control (as defined in the 2012 Plan) of the Company, outstanding awards under the 2012 Plan will terminate when such transaction becomes effective unless provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted. In the event outstanding awards will terminate in this manner, (i) the outstanding awards that will terminate upon the effective time of the change in control transaction will, immediately before the effective time of the change in control, become fully exercisable, be considered to be earned and payable in full, any deferral or other restriction thereon will lapse, and any restriction period thereon will terminate, (ii) the holders of stock options, stock appreciation rights and other awards granted under the 2012 Plan that are exchangeable for or convertible into our common stock will be permitted, immediately before the change in control becomes effective, to exercise or convert all portions of such awards, and (iii) the administrator may make any of the discretionary adjustments described above with respect to any or all awards granted under the 2012 Plan. Implementation of the provisions of the immediately foregoing sentence will be conditioned upon consummation of the change in control, not merely the approval of the transaction by our Board of Directors or stockholders.

Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable award agreement, if a change in control of the Company occurs via a transaction under which provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted, then such awards will continue and will not accelerate unless double-trigger protections provided to participants holding outstanding awards are triggered. This means that if, coincident with the change in control or during the 18-month period following the change in control, a participant’s service with the surviving or successor entity is terminated involuntarily by the participant’s employer (other than for cause, as defined in the 2012 Plan, disability or death) or the participant resigns with good reason (as defined in the 2012 Plan), the following accelerated vesting and payment rules will apply to the participant’s outstanding awards:

•	stock options and stock appreciation rights will become fully exercisable and vested;

•	shares of restricted stock will become free of all restrictions and become fully vested and transferable;

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all restricted stock units, performance shares and performance units will be considered to be earned and payable at target level, any deferral or other restriction thereon will lapse, any restriction period thereon will terminate, and such restricted stock units, performance shares and performance units will be settled in cash or shares of common stock (consistent with the terms of the award agreement after taking into account the effect of the change-in-control transaction on the shares) as promptly as is practicable;

•	each outstanding performance award will be deemed to satisfy any applicable performance goals as set forth in the applicable award agreement; and

•	the administrator may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2012 Plan’s purposes.

Under the terms of the 2012 Plan, a change in control is generally defined as (i) any acquisition by a person or entity of more than 30% of the combined voting power of the Company’s then outstanding shares, with certain exceptions, (ii) a contested change in the majority of the Board members, or (iii) a reorganization, merger, tender offer, share exchange, consolidation or other business combination, acquisition of the Company’s equity securities, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation, hold more than 50% of the voting power of the surviving Company.

Amendment and Termination

Our Board of Directors or Executive Compensation Committee may terminate, amend or modify the 2012 Plan or any portion of it at any time, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules. No such amendment may be made without the approval of our stockholders, however, to the extent such amendment would (i) materially increase the benefits accruing to participants under the 2012 Plan, (ii) materially increase the number of shares of our common stock which may be issued under the 2012 Plan or to a participant, (iii) materially expand the eligibility for participation in the 2012 Plan, (iv) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (vi) modify the limitation on the issuance of reload or replenishment options.

The 2012 Plan is scheduled to expire on February 22, 2022, which is ten years after its adoption by our Board of Directors. We may grant qualified performance-based Full Value Awards during the first five years of the plan’s term. Our ability to grant such qualified awards will expire as of the 2017 annual meeting of stockholders unless on or before the date of that meeting our stockholders re-approve the elements of the 2012 Plan that are required by Section 162(m) of the Code – eligibility, performance metrics and individual award limits.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board of Directors and the administrator agree that they will not make any amendments, issue any awards or take any action under the 2012 Plan unless such action complies with the relevant listing rules.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2012 Plan, based upon the provisions of the Code as of the date of this proxy statement, for the purposes of stockholders considering how to vote on this proposal. It is not intended as tax guidance to participants in the 2012 Plan. This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.

Stock Options and Stock Appreciation Rights. The grant of a stock option or stock appreciation right generally has no income tax consequences for a participant or the Company. Likewise, the exercise of an incentive stock option generally does not have income tax consequences for a participant or the Company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant. A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or stock appreciation right equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable. We should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option or stock appreciation right.

If a participant holds the shares acquired under an incentive stock option for the time specified in the Code (at least two years measured from the grant date and one year measured from the exercise date), any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss. If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares. Any ordinary income recognized by the participant on the disqualifying disposition of the shares generally entitles us to a deduction by us for federal income tax purposes. Any disposition of shares acquired under a nonqualified stock option or a stock appreciation right will generally result only in capital gain or loss for the participant, which may be short- or long-term, depending upon the holding period for the shares.

Full Value Awards. Any cash and the fair market value of any shares of common stock received by a participant under a Full Value Award are generally includible in the participant’s ordinary income. In the case of restricted stock awards, this amount is includible in the participant’s income when the awards vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the restricted shares in income as of the date the award was granted. In the case of restricted stock units, performance shares and performance units, generally the value of any cash and the fair market value of any shares of common stock received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested Full Value Awards are also ordinary income for participants.

Deductibility of Compensation. Except as explained below, the Company generally is entitled to a deduction equal to the amount included in the ordinary income of participants and does not receive a deduction for amounts that are taxable to participants as capital gain. The Code allows publicly held corporations to deduct compensation that is in excess of $1,000,000 paid to the corporation’s chief executive officer and to any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. We intend for compensation arising from grants of stock options and stock appreciation rights under the 2012 Plan to be deductible by the Company as performance-based compensation not subject to the $1,000,000 limitation on deductibility. We may also choose to grant performance awards under the 2012 Plan that satisfy the requirements for deductibility of compensation. We reserve the right, however, to grant awards under the 2012 Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

New Plan Benefits

The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the 2012 Plan are subject to the discretion of the administrator.

Recommendation of the Board of Directors; Vote Required

We recommend that you vote FOR Proposal 3, the approval of the 2012 Long-Term Incentive Plan. In order to be adopted at the Meeting, Proposal 3 must be approved by the affirmative vote of a majority of the total votes cast at the Meeting. Shares held by a bank, broker or other intermediary will not be voted on this Proposal 3 absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

The Audit Committee reappointed KPMG as Price Group’s independent registered public accounting firm for 2012 at its January 2012 meeting, and submits this reappointment for ratification by our stockholders. KPMG was first appointed to serve as our independent registered public accounting firm on September 6, 2001.

Representatives of KPMG are expected to be present at the Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Recommendation of the Board of Directors; Vote Required

We recommend that you vote FOR Proposal 4, the ratification of the appointment of KPMG as our independent registered public accounting firm for 2012. All properly executed proxies received in time to be tabulated for the Meeting will be voted FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2012 unless otherwise specified. In order to be adopted at the Meeting, Proposal 4 must be approved by the affirmative vote of a majority of the total votes cast at the Meeting. In the event Proposal 4 does not obtain the requisite number of affirmative votes, the Audit Committee will reconsider the appointment of KPMG.

Disclosure of Fees Charged by the Independent Registered Public Accounting Firm

The following table summarizes the fees charged by KPMG for services rendered to Price Group and its subsidiaries during 2010 and 2011. All services were approved by the Audit Committee pursuant to the pre-approval procedures described below.

Type of Fee	2010	2011
Audit Fees (1)	$1,022,088	$1,261,099
Audit-Related Fees (2)	252,221	139,632
Tax Fees (3)	661,930	740,417
All Other Fees (4)	90,000	57,000
	$2,026,239	$2,198,148

(1)

Aggregate fees charged for annual audits, quarterly reviews, and the reports of the independent registered public accounting firm on internal control over financial reporting as of December 31, 2010 and 2011.

(2)

Aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees. In 2010 and 2011, these services included audits of several affiliated entities, including the Company’s retirement plans, the T. Rowe Price Foundation, Inc., and fees for accounting consultations. The 2010 year also included fees related to the filing of registration statements on Form S-8 with the SEC registering shares under the 2004 Stock Incentive Plan and deregistering shares under prior plans.

(3)	Aggregate fees charged for tax compliance, planning and consulting.
(4)	Aggregate fees charged for KPMG’s performance of an attestation engagement related to our compliance with the Global Investment Performance Presentation Standards (GIPS).

AUDIT COMMITTEE PRE-APPROVAL POLICIES

The Audit Committee has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by the independent registered public accounting firm before that firm is retained for such services. The pre-approval policies and procedures are as follows:

•

Any audit or non-audit service to be provided to Price Group by the independent registered public accounting firm must be submitted to the Audit Committee for review and approval. The proposed services are submitted on the Audit Committee’s “Independent Registered Public Accounting Firm Audit and Non-Audit Services Request Form” with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002. The form must be approved by Price Group’s chief executive officer, chief financial officer, or one of the co-directors of internal audit prior to submission to the Audit Committee.

•

The Audit Committee in its sole discretion then approves or disapproves the proposed services and documents such approval, if given, by signing the approval form. Pre-approval actions taken during Audit Committee meetings are recorded in the minutes of the meetings.

•

Any audit or non-audit service to be provided to Price Group which is proposed between meetings of the Audit Committee will be submitted to the Audit Committee chairman on a properly completed “Independent Registered Public Accounting Firm Audit and Non-Audit Services Request Form” for the chairman’s review and pre-approval and will be included as an agenda item at the next scheduled Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Price Group’s financial reporting process on behalf of the Board of Directors. Our committee held five meetings during 2011. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Price Group’s audited financial statements with generally accepted accounting principles and an opinion on the effectiveness of Price Group’s internal control over financial reporting. We appointed KPMG as Price Group’s independent registered public accounting firm for 2011 after reviewing that firm’s performance and independence from management and that appointment was ratified by our stockholders at the 2011 Annual Meeting. We reappointed KPMG as Price Group’s independent registered public accounting firm for fiscal year 2012 at our January 2012 meeting after conducting the same set of reviews.

In fulfilling our oversight responsibilities, we reviewed and discussed with management the audited financial statements prior to their issuance and publication in the 2011 Annual Report on Form 10-K and in the 2011 Annual Report to Stockholders. We reviewed with KPMG its judgments as to the quality, not just the acceptability, of Price Group’s accounting principles and discussed with its representatives other matters required to be discussed under generally accepted auditing standards, including matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) AU Section No. 380, as currently in effect. We also discussed with KPMG its independence from management and Price Group, and received its written disclosures pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence. We further considered whether the non-audit services described elsewhere in this proxy statement provided by KPMG are compatible with maintaining its independence.

We also discussed with management their evaluation of the effectiveness of Price Group’s internal control over financial reporting as of December 31, 2011. We discussed with KPMG its evaluation of the effectiveness of Price Group’s internal control over financial reporting.

We further discussed with Price Group’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of Price Group’s internal controls.

In reliance upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

James T. Brady, Chairman
J. Alfred Broaddus, Jr.
Robert F. MacLellan
Dwight S. Taylor

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Qualified stockholders who wish to have proposals presented at the 2013 annual meeting of stockholders must deliver them to Price Group by November 7, 2012, in order to be considered for inclusion in next year’s proxy statement and proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Any stockholder proposal or director nomination for our 2013 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if we receive it before December 18, 2012, or after January 17, 2013. Such proposals and nominations must be made in accordance with the Amended and Restated By-Laws of Price Group. An untimely proposal may be excluded from consideration at our 2013 annual meeting.

All proposals and nominations must be delivered to our Corporate Secretary at 100 E. Pratt Street, Mail Code BA-1340, Baltimore, MD 21202.

Pursuant to Maryland law and our Amended and Restated By-Laws, a special meeting of our stockholders can generally be called by the Chairman of the Board, our President, our Board of Directors, or upon the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the special meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The following procedures have been established by the Nominating and Corporate Governance Committee in order to facilitate communications between our stockholders and our Board of Directors:

1)	Stockholders may send correspondence, which should indicate that the sender is a stockholder, to our Board of Directors or to any individual director by mail to T. Rowe Price Group, Inc., c/o Chief Legal Officer, P.O. Box 17134, Baltimore, MD 21297-1134, or by e-mail to stockholdercommunications@troweprice.com or by Internet at http://trow.client.shareholder.com/contactBoard.cfm.

2)	Our Chief Legal Officer will be responsible for the first review and logging of this correspondence. The officer will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Nominating and Corporate Governance Committee has identified as correspondence which may be retained in our files and not sent to directors.

The Nominating and Corporate Governance Committee has authorized the Chief Legal Officer to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services); (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues; or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed, but not circulated to directors. Except as set forth in the preceding sentence, the Chief Legal Officer will not screen communications sent to directors.

3)	The log of stockholder correspondence will be available to members of the Nominating and Corporate Governance Committee for inspection. At least once each year, the Chief Legal Officer will provide to the Nominating and Corporate Governance Committee a summary of the communications received from stockholders, including the communications not sent to directors in accordance with screening procedures approved by the Nominating and Corporate Governance Committee.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other intermediaries engage in the practice of “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may be sent to multiple stockholders in your household unless you request otherwise. We will promptly deliver a separate copy of our 2011 Annual Report to Stockholders or this proxy statement to you if you share an address subject to householding. Please contact our Corporate Secretary at 100 East Pratt Street, Mail Code BA-1340, Baltimore, MD 21202, or by telephone at 410-345-7733.

Please contact your bank, broker or other intermediary if you wish to receive individual copies of our proxy materials in the future. Please contact your bank, broker or other intermediary, or our Corporate Secretary as provided above if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings.

OTHER MATTERS

We know of no other matters to be presented to you at the Meeting. As stated in an earlier section, if other matters are considered at the Meeting or any adjournment or postponement thereof, Messrs. Bernard, Kennedy, and Rogers will vote on these matters in accordance with their judgment of the best interests of Price Group.

Exhibit A

T. ROWE PRICE GROUP, INC

2012 LONG-TERM INCENTIVE PLAN

1.	History; Effective Date		A-3

2.	Purposes of the Plan		A-3

3.	Terminology		A-3

4.	Administration		A-3

	(a)	Administration of the Plan	A-3

	(b)	Powers of the Administrator	A-3

	(c)	Delegation of Administrative Authority	A-4

	(d)	Non-Uniform Determinations	A-5

	(e)	Limited Liability	A-5

	(f)	Indemnification	A-5

	(g)	Effect of Administrator’s Decision	A-5

5.	Shares Issuable Pursuant to Awards		A-5

	(a)	Initial Share Pool	A-5

	(b)	Adjustments to Share Pool	A-5

	(c)	Code Section 162(m) Individual Limits	A-6

	(d)	ISO Limit	A-6

	(e)	Source of Shares	A-6

6.	Participation		A-6

7.	Awards		A-7

	(a)	Awards, In General	A-7

	(b)	Minimum Restriction Period for Full Value Awards	A-7

	(c)	Stock Options	A-7

	(d)	Limitation on Reload Options	A-8

	(e)	Stock Appreciation Rights	A-8

	(f)	Prohibition on Repricing	A-8

	(g)	Stock Awards	A-9

	(h)	Stock Units	A-10

	(i)	Performance Shares and Performance Units	A-11

	(j)	Other Stock-Based Awards	A-11

	(k)	Qualified Performance-Based Awards	A-12

	(l)	Awards to Participants Outside the United States	A-13

	(m)	Limitation on Dividend Reinvestment and Dividend Equivalents	A-13

8.	Withholding of Taxes		A-13

9.	Transferability of Awards		A-14

10.	Adjustments for Corporate Transactions and Other Events		A-14

	(a)	Mandatory Adjustments	A-14

	(b)	Discretionary Adjustments	A-14

	(c)	Adjustments to Performance Goals	A-15

	(d)	Statutory Requirements Affecting Adjustments	A-15

	(e)	Dissolution or Liquidation	A-15

11.	Change in Control Provisions		A-15

	(a)	Termination of Awards	A-15

	(b)	Continuation, Assumption or Substitution of Awards	A-15

	(c)	Section 409A Savings Clause	A-16

12.	Substitution of Awards in Mergers and Acquisitions		A-16

13.	Compliance with Securities Laws; Listing and Registration		A-16

14.	Section 409A Compliance		A-17

15.	Plan Duration; Amendment and Discontinuance		A-18

	(a)	Plan Duration	A-18

	(b)	Amendment and Discontinuance of the Plan	A-18

	(c)	Amendment of Awards	A-18

16.	General Provisions		A-19

	(a)	Non-Guarantee of Employment or Service	A-19

	(b)	No Trust or Fund Created	A-19

	(c)	Status of Awards	A-19

	(d)	Affiliate Employees	A-19

	(e)	Governing Law and Interpretation	A-19

	(f)	Use of English Language	A-19

	(g)	Recovery of Amounts Paid	A-19

17.	Glossary		A-20

Exhibit A

T. ROWE PRICE GROUP, INC

2012 LONG-TERM INCENTIVE PLAN

1.	History; Effective Date.

T. ROWE PRICE GROUP, INC., a Maryland corporation (“Price Group”), has established the T. ROWE PRICE GROUP, INC. 2012 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was adopted by the Board of Directors of Price Group (the “Board”) on February 23, 2012 as a successor plan to Price Group’s 2004 Stock Incentive Plan, and is effective as of the date that it is approved by the stockholders of Price Group (the “Effective Date”). No awards will be made under Price Group’s 2004 Stock Incentive Plan after the Effective Date of this Plan.

2.	Purposes of the Plan.

The Plan enables Price Group to continue to grant stock-based and cash-based incentive awards which the Board believes provide Price Group with a competitive advantage in recruiting, retaining and motivating key individuals whose efforts contribute to the growth, profitability and long-term success of Price Group. Incentive awards enable such individuals to acquire or increase, and benefit from, equity ownership in Price Group or receive compensation upon achievement of specified performance objectives, thereby strengthening their commitment to the success of Price Group and stimulating their efforts on behalf of Price Group. Toward this objective, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.	Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.	Administration.

(a)	Administration of the Plan. The Plan shall be administered by the Administrator.

(b)	Powers of the Administrator.

The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i)	determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii)	determine the types of Awards to be granted any Eligible Individual;

(iii)	determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv)

determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Common Stock, (D) subject to Section 7(b), the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any

Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v)	subject to Sections 7(f), 7(k), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;

(vi)	subject to Section 7(b), accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made with respect to a Qualified Performance-Based Award if the effect of such action would cause the Award to fail to qualify for the Section 162(m) Exemption or shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii)	determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii)	for any purpose, including but not limited to, qualifying for preferred tax treatment, accommodating the customs or otherwise complying with the regulatory requirements of local or foreign (non-United States) jurisdictions, adopt, amend, modify, administer or terminate sub plans and special provisions applicable to Awards regulated by the laws of a jurisdiction outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub plans and special provisions.

(ix)	establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x)	determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;

(xi)	administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii)	establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii)	correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall deem it desirable to carry it into effect; and

(xiv)	otherwise administer the Plan and all Awards granted under the Plan.

(c)

Delegation of Administrative Authority. The Administrator may designate employees of Price Group or any Affiliate, including without limitation the management compensation committee of Price Group, to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and exchange rules, may grant authority to officers or other employees to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the exercise of discretion with respect to Awards to Eligible Individuals who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

(d)	Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e)	Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(f)	Indemnification. To the maximum extent permitted by law, by Price Group’s charter and by laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is an employee of Price Group or an Affiliate shall be indemnified by Price Group against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g)	Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Price Group, its stockholders, any Participants and any other employee, consultant, or director of Price Group and its Affiliates, and their respective successors in interest. Notwithstanding the foregoing, following a Change in Control, any determination by the Administrator as to whether “Cause” or “Good Reason” exists shall be subject to de novo review by a court of competent jurisdiction.

5.	Shares Issuable Pursuant to Awards.

(a)	Initial Share Pool. As of the Effective Date, the number of shares of Common Stock issuable pursuant to Awards granted under the Plan (the “Share Pool”) shall be equal to the sum of (i) 5,000,000 shares plus (ii) the number of shares available for issuance as of the Effective Date under Price Group’s 2004 Stock Incentive Plan (the “2004 Plan”) that are not then subject to outstanding Awards.

(b)	Adjustments to Share Pool. On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i)	The Share Pool shall be reduced by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii)	The Share Pool shall be increased by the number of unissued shares of Common Stock underlying or used as a reference measure for any Award or portion of an Award that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of Common Stock used as a reference measure for any Award that are not issued upon settlement of such Award;

(iii)	The Share Pool shall be increased by the number of shares of Common Stock that are forfeited back to Price Group after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award;

(iv)	The Share Pool shall be increased by the number of shares of Common Stock withheld by or surrendered (either actually or through attestation) to Price Group in payment of the exercise price of any Award;

(v)	The Share Pool shall be increased by the number of shares of Common Stock withheld by or surrendered (either actually or through attestation) to Price Group in payment of the statutory minimum Tax Withholding Obligation that arises in connection with any Award; and

(vi)	The Share Pool shall be increased by the amount of any shares of Common Stock reacquired by Price Group on the open market or otherwise using the cash proceeds received by Price Group in payment of the exercise price and/or the statutory minimum Tax Withholding Obligation that arises in connection with the exercise of stock options, provided, however, that the maximum number of shares that may be so added to the Share Pool, irrespective of the date of purchase, shall be equal to (A) the amount of the cash proceeds received by Price Group, divided by (B) the Fair Market Value of the Common Stock on the date of the exercise that generated such proceeds.

(c)	Code Section 162(m) Individual Limits. Subject to adjustment as provided in Section 10 of the Plan:

(i)	the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,000,000 shares;

(ii)	the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 1,000,000 shares, and

(iii)	in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv)	in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units, the maximum cash amount payable under such Performance Units is $15,000,000;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Price Group or an Affiliate; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(c) for the calendar year in which it was granted.

(d)	ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be 12,000,000 shares.

(e)	Source of Shares. The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Price Group’s charter but unissued, including without limitation shares purchased in the open market or in private transactions.

6.	Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Price Group or an Affiliate; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.	Awards.

(a)	Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Price Group and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b)	Minimum Restriction Period for Full Value Awards. Except as provided below and notwithstanding any provision of the Plan to the contrary, each Full Value Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant if vesting of or lapse of restrictions on such Award is based on the satisfaction of Performance Goals and a minimum Restriction Period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such Award is based solely on the Participant’s satisfaction of specified service requirements with Price Group and its Affiliates. If the grant of a Performance Award is conditioned on satisfaction of Performance Goals, the Performance Period shall not be less than 12 months’ duration, but no additional minimum Restriction Period need apply to such Award. Except as provided below and notwithstanding any provision of the Plan to the contrary, the Administrator shall not have discretionary authority to waive the minimum Restriction Period applicable to a Full Value Award, except in the case of death, disability, retirement, or a Change in Control. The provisions of this Section 7(b) shall not apply and/or may be waived, in the Administrator’s discretion, with respect to up to the number of Full Value Awards that is equal to five percent (5%) of the aggregate Share Pool as of the Effective Date.

(c)	Stock Options.

(i)	Grants. A stock option means a right to purchase a specified number of shares of Common Stock from Price Group at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Price Group or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Price Group, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii)	Exercise. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Price Group or an Affiliate or with which Price Group or an Affiliate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(iii)	Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv)	Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

(d)	Limitation on Reload Options. Other than to fulfill Price Group’s obligation under any outstanding Award granted under a Prior Plan, the Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted upon receipt of delivery of Common Stock to Price Group in payment of the exercise price or any tax withholding obligation under any other stock option.

(e)	Stock Appreciation Rights.

(i)	Grants. The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Price Group or an Affiliate or with which Price Group or an Affiliate combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii)	Exercise. Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The applicable Award Agreement shall specify whether payment by Price Group of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii)	Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

(iv)	Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(f)	Prohibition on Repricing. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Price Group (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by Price Group’s stockholders.

(g)	Stock Awards.

(i)	Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii)	Vesting. Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the grant or vesting of a Stock Award upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Stock Award as a Qualified Performance-Based Award. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii)	Rights of a Stockholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock. Dividends declared payable on Restricted Stock shall be paid either at the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock; provided, however, that dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by Price Group and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Price Group shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Price Group.

(iv)	Termination of Service. Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v)	Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(h)	Stock Units.

(i)	Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Restricted Stock Units represent a contractual obligation by Price Group to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii)	Vesting and Payment. Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the vesting and/or lapse of risk of forfeiture of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Award of Restricted Stock Units as a Qualified Performance-Based Award. Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Price Group, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii)	No Rights of a Stockholder; Dividend Equivalents. Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of Price Group with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

(iv)

Termination of Service. Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid

Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v)	Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(i)	Performance Shares and Performance Units.

(i)	Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii)	Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The Administrator may, prior to or at the time of grant, designate an Award of Performance Shares or Performance Units as a Qualified Performance-Based Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii)	Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(j)

Other Stock-Based Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based Awards. Other Stock-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Stock as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock-Based Awards. Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(k)	Qualified Performance-Based Awards.

(i)	Stock Options and Stock Appreciation Rights. The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such stock option or stock appreciation right is expected to be deductible to Price Group or an Affiliate qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.

(ii)	Grant Process for Performance Awards. When granting any Award other than a stock option or stock appreciation right, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (A) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (B) the Administrator wishes such Award to qualify for the Section 162(m) Exemption. For any Award so designated as a Qualified Performance-Based Award, the Administrator shall take steps to ensure that the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors” (within the meaning of Section 162(m) of the Code) and that the Performance Goals be established, in writing, by the Administrator within the time period prescribed by Section 162(m) of the Code). The Performance Goals established by the Administrator for each Qualified Performance-Based Award shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Administrator may retain in an Award Agreement the discretion to reduce (but not to increase) the amount or number of Qualified Performance-Based Awards which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.

(iii)	Certification and Payment. Following completion of the applicable Performance Period, and prior to any, as applicable, grant, vesting, lapse of restrictions on or payment of a Qualified Performance-Based Award, the Administrator shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. No Qualified Performance-Based Awards will be granted, become vested, have restrictions lapse or be paid, as applicable, for a Performance Period until such certification is made by the Administrator. The amount of a Qualified Performance-Based Award actually granted, vested, or paid to a Participant, or on which restrictions shall lapse, may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Administrator to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period or otherwise, subject to the terms and conditions of the applicable Award Agreement.

(iv)	Performance Goals. Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. GAAP, non-GAAP or other objective standards in a manner consistent with Price Group’s or its Affiliate’s established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established. In addition, to the extent consistent with the requirements of the Section 162(m) Exemption, the Administrator may provide at the time Performance Goals are established for Qualified Performance-Based Awards that the manner in which such Performance Goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, extraordinary items, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), the consolidation of investment products, other unusual non-recurring items, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

(v)	Non-delegation. No delegate of the Administrator is permitted to exercise authority granted to the Administrator under Section 4 to the extent that the exercise of such authority by the delegate would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(l)	Awards to Participants Outside the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause Price Group or an Affiliate to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(m)	Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(m).

8.	Withholding of Taxes.

Participants and holders of Awards shall pay to Price Group or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Price Group under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to Price Group and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (and not any greater amount) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. Price Group or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.	Transferability of Awards.

Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed.

10.	Adjustments for Corporate Transactions and Other Events.

(a)	Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting Price Group (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Price Group (each, a “Share Change”), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which Awards may be granted during any one calendar year to any individual, (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b)	Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of Price Group receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price does not exceed the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Price Group and securities of entities other than Price Group) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c)	Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Price Group’s financial statements, notes to the financial statements, management’s discussion and analysis or other Price Group filings with the Securities and Exchange Commission; provided, however, that, except in connection with death, disability or a Change in Control, no such adjustment shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Price Group or the applicable subsidiary, business segment or other operational unit of Price Group or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable; provided, however, that, except in connection with death, disability or a Change in Control, no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

(d)	Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e)	Dissolution or Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Price Group.

11.	Change in Control Provisions.

(a)	Termination of Awards. Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance of Substitute Awards of, the surviving or successor entity or a parent thereof. In the event of such termination, (i) the outstanding Awards that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable, be considered to be earned and payable in full, any deferral or other restriction thereon shall lapse, and any Restriction Period thereon shall terminate, (ii) the holders of stock options, stock appreciation rights and other Awards granted under the Plan that are exchangeable for or convertible into Common Stock will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Awards, and (iii) the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan. Implementation of the provisions of the immediately foregoing sentence shall be conditioned upon consummation of the Change in Control.

(b)	Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable Award Agreement, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance of Substitute Awards of, the surviving or successor entity or a parent thereof, then upon a Participant’s Termination of Service during the 18-month period following a Change in Control, (x) by Price Group, an Affiliate, or a successor to Price Group or an Affiliate other than for Cause, Total and Permanent Disability or death or (y) by the Participant for Good Reason:

(i)	any outstanding stock options and stock appreciation rights granted under the Plan to the Participant or any such Substitute Awards which are not then exercisable and vested shall become fully exercisable and vested;

(ii)	the restrictions and deferral limitations applicable to any shares of Restricted Stock granted under the Plan to the Participant or any such Substitute Awards shall lapse and such shares of Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii)	all Restricted Stock Units, Performance Shares and Performance Units granted under the Plan to the Participant or any such Substitute Awards shall be considered to be earned and payable at target level, any deferral or other restriction thereon shall lapse, any Restriction Period thereon shall terminate, and such Restricted Stock Units, Performance Shares and Performance Units or any such Substitute Awards shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable;

(iv)	each outstanding Performance Award granted under the Plan to the Participant or any such Substitute Award shall be deemed to satisfy any applicable Performance Goals as set forth in the applicable Award Agreement; and

(v)	subject to Section 15, the Administrator may also make additional adjustments and/or settlements of outstanding Awards granted to the Participant or any Substitute Awards as it deems appropriate and consistent with the Plan’s purposes.

(c)	Section 409A Savings Clause. Notwithstanding the foregoing, if any Award is considered a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.	Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Price Group or an Affiliate as the result of a merger or consolidation of the entity for which they perform services with Price Group or an Affiliate, or the acquisition by Price Group or an Affiliate of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.	Compliance with Securities Laws; Listing and Registration.

(a)

The obligation of Price Group to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of any exchange on which Price Group’s securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Price Group’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Price Group shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b)	Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)	In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to Price Group in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14.	Section 409A Compliance.

It is the intention of Price Group that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Price Group nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Price Group and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15.	Plan Duration; Amendment and Discontinuance.

(a)	Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the ECC to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) February 22, 2022. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before February 22, 2022, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Notwithstanding the continuation of the Plan, no Award (other than a stock option or stock appreciation right) that is intended to be a Qualified Performance-Based Award shall be granted on or after the fifth anniversary of the Effective Date unless the material terms of the applicable performance goals, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(i), are approved by the stockholders of Price Group no later than the first stockholder meeting that occurs in the fifth year following the Effective Date.

(b)	Amendment and Discontinuance of the Plan. The Board or the ECC may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to Price Group or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of Price Group’s stockholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of shares of Common Stock which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(f) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the limitation on the issuance of reload or replenishment options. Except as otherwise determined by the Board or ECC, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)

Amendment of Awards. Subject to Section 7(f), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates.

16.	General Provisions.

(a)	Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Price Group or any Affiliate or shall interfere in any way with the right of Price Group or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan.

(b)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Price Group and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Price Group pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Price Group.

(c)	Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Price Group or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Price Group or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d)	Affiliate Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Affiliate, Price Group may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Affiliate shall revert to Price Group.

(e)	Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(f)	Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g)

Recovery of Amounts Paid. Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to Price Group’s Policy for Recoupment of Incentive Compensation or any successor thereto (the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Price Group may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

17.	Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)	“Administrator” means the ECC, or such other committee(s) or officer(s) duly appointed by the Board or the ECC to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the ECC; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the ECC or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or the ECC, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock, and with respect to any Award that is intended to be a Qualified Performance-Based Award, the Administrator shall consist of two or more directors, each of whom is intended to be, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

(b)	“Affiliate” means any entity, whether previously, now or hereafter existing, in which Price Group, directly or indirectly, at the relevant time has a proprietary interest by reason of stock ownership or otherwise (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity that provides services to Price Group or a subsidiary or affiliated entity of Price Group; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code, an “Affiliate” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

(c)	“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based Award, whether granted under this Plan or any Prior Plan.

(d)	“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(e)	“Board” means the Board of Directors of Price Group.

(f)

“Cause” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement (i) the Participant’s plea of guilty or nolo contendere to, or conviction of, (A) a felony (or its equivalent in a non-United States jurisdiction) or (B) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of Price Group, any of its Affiliates or a successor to Price Group or an Affiliate, as determined by the Administrator in its sole discretion, or that legally prohibits the Participant from working for Price Group, any of its Affiliates or a successor to Price Group or an Affiliate; (ii) a breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s employment duties to Price Group, any of its Affiliates or a successor to Price Group or an Affiliate, in any material respect; or (iii) the Participant’s failure, in any material respect, to (A) perform the Participant’s employment duties, (B) comply with the applicable policies of Price Group, or of its Affiliates, or a successor to Price Group or an Affiliate, or (C) comply with covenants contained in any contract or Award Agreement to which the Participant is a party; provided, however, that the Participant shall be provided a written notice describing in reasonable detail the facts which are considered to give rise to a breach described in this clause (iii) and the Participant shall have 30 days following receipt of such written notice (the “Cure Period”) during which the Participant may remedy the condition and, if so remedied, no Cause for Termination of Service shall exist.

(g)	“Change in Control” means any of the following events:

(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than an employee benefit plan or related trust sponsored or maintained by Price Group or by an entity controlled by Price Group or an underwriter of the Common Stock in a registered public offering) (a “Person”), during any 12-month period ending on the date of the most recent acquisition by such Person, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares representing thirty percent (30%) or more of the combined voting power (without regard to any limitations contained in the Price Group charter) of the then outstanding voting securities of Price Group entitled to vote generally in the election of directors (the “Outstanding Price Group Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from Price Group; (2) any acquisition by Price Group or a wholly-owned subsidiary of Price Group; or (3) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason, within any 12-month period, to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose appointment or election was endorsed by a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

consummation of a reorganization, merger, tender offer, share exchange, consolidation or other business combination, acquisition of Price Group equity securities, or sale or other disposition of all or substantially all of the assets of Price Group or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Price Group Shares and Outstanding Price Group Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns Price Group or all or substantially all of Price Group’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Price Group Shares and Outstanding Price Group Voting Securities, as the case may be, (B) no Person (excluding such corporation or other entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of the corporation or other entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction.

Notwithstanding the foregoing, an event described above shall be a Change in Control with respect to an Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code only if such event is also a change in the ownership or effective control of Price Group or a change in the ownership of a substantial portion of the assets of Price Group within the meaning of Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

(i)	“Common Stock” means shares of common stock of Price Group, par value twenty cents ($0.20) per share and any capital securities into which they are converted.

(j)	“Company” means Price Group and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Price Group.

(k)	“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

(l)	“ECC” means the Executive Compensation Committee of the Board.

(m)	“Effective Date” means the date on which adoption of the Plan is approved by the stockholders of Price Group.

(n)	“Eligible Individuals” means officers and employees of, and other individuals, excluding non-employee directors, providing bona fide services to or for, Price Group or any of its Affiliates, and prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Price Group or its Affiliates.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

(p)	“Fair Market Value” means, unless otherwise determined by the Administrator, as of any date:

(i)	if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii)	if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii)	if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(q)	“Full Value Award” means an Award that results in Price Group transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full Value Awards shall include, but are not limited to, stock awards, stock units, Performance Shares, Performance Units that are payable in Common Stock, and Other Stock-Based Awards for which Price Group transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.

(r)	“Good Reason” means, with respect to a Participant, during the 18-month period following a Change in Control, actions taken by Price Group or any of its Affiliates or any successor corporation or other entity in a Corporate Transaction resulting in a material negative change in the employment relationship of the Participant who is an officer or an employee in one or more of the following ways:

(i)	the assignment to the Participant of duties materially inconsistent with the Participant’s position (including offices, titles and reporting requirements), authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, in each case from those in effect immediately prior to the Change in Control;

(ii)	a material reduction of the Participant’s aggregate annual compensation, including, without limitation, base salary and annual bonus and incentive compensation opportunity, from that in effect immediately prior to the Change in Control; or

(iii)	a change in the Participant’s principal place of employment that increases the Participant’s commute by 75 or more miles as compared to the Participant’s commute immediately prior to the Change in Control.

In order to invoke a Termination of Service for Good Reason, a Participant must provide written notice to Price Group, its Affiliate or any successor corporation or other entity in a Corporate Transaction with respect to which the Participant is employed or providing services (as applicable, the “Service Recipient”) of the existence of one or more of the conditions constituting Good Reason within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Service Recipient shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Service Recipient fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s Termination of Service must occur, if at all, within 90 days following the expiration of such Cure Period in order for such termination as a result of such condition to constitute a Termination of Service for Good Reason.

(s)	“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

(t)	“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

(u)	“Other Stock-Based Award” means an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures.

(v)	“Participant” means an Eligible Individual to whom an Award is or has been granted.

(w)	“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

(x)	“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator; provided, however, that in the case of Qualified Performance-Based Awards, such performance goals shall be based on the attainment of specified levels of one or more Performance Metrics.

(y)	“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

(z)	“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, one or more mutual funds or investment portfolios, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, mutual funds or investment portfolios, or an index covering multiple companies, mutual funds or investment portfolios:

(i)	Earnings or Profitability Metrics: any derivative of investment advisory revenue; mutual fund servicing revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

(ii)	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

(iii)	Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

(iv)	Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(v)	Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios); and/or

(vi)	Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes).

(aa)	“Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

(bb)	“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

(cc)	“Plan” means this T. Rowe Price Group, Inc. 2012 Long-Term Incentive Plan, as set forth herein and as hereafter amended from time to time.

(dd)	“Price Group” means T. Rowe Price Group, Inc., a Maryland corporation.

(ee)	“Prior Plan” means Price Group’s 2001 Stock Incentive Plan and/or 2004 Stock Incentive Plan.

(ff)	“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7(k).

(gg)	“Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

(hh)	“Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

(ii)	“Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 7(b)).

(jj)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(kk)	“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

(ll)	“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Price Group and its Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Price Group and its Affiliates shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Price Group and all Affiliates for any reason. A Participant will generally be treated as having terminated employment with Price Group and all Affiliates as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Price Group or any Affiliate after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Price Group or any Affiliate.

(mm)

“Total and Permanent Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(nn)	“Unit” means a bookkeeping entry used by Price Group to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units, and Performance Shares that are expressed in terms of units of Common Stock.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:  ☐

COMPANY #
VOTE BY INTERNET, TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK. SEE REVERSE SIDE FOR INSTRUCTIONS.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR All Ten Nominees Listed in Item 1.

1.	Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1(a)	Edward C. Bernard	☐	☐	☐	1(f)	Robert F. MacLellan	☐	☐	☐

1(b)	James T. Brady	☐	☐	☐	1(g)	Brian C. Rogers	☐	☐	☐

1(c)	J. Alfred Broaddus, Jr.	☐	☐	☐	1(h)	Dr. Alfred Sommer	☐	☐	☐

1(d)	Donald B. Hebb, Jr.	☐	☐	☐	1(i)	Dwight S. Taylor	☐	☐	☐

1(e)	James A.C. Kennedy	☐	☐	☐	1(j)	Anne Marie Whittemore	☐	☐	☐

The Board of Directors Recommends a Vote FOR Item 2.

2.	To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.	☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends You Vote FOR Item 3.

3.	To approve the 2012 Long-Term Incentive Plan.	☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote FOR Item 4.

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR ITEMS 2, 3 AND 4.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

T. ROWE PRICE GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 17, 2012, at 10:00 a.m.

THE T. ROWE PRICE CORPORATE CAMPUS

4525 Painters Mill Road

Owings Mills, Maryland 21117-4903

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

From the north: Take I-83 south to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the south: Take I-83 north to I-695 (Baltimore Beltway) west (toward Pikesville). Take Exit 19 to I-795 north to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the east: Take I-695 (Baltimore Beltway) west to Exit 19 north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

From the west: Take I-70 east to I-695 (Baltimore Beltway) north (toward Towson). At Exit 19, proceed north onto I-795. Take I-795 to Exit 4. Bear left onto the ramp (Owings Mills Town Center) and bear left again at the next fork in the ramp so that you can turn left at the first light (Red Run Boulevard). Turn right at the second light onto Painters Mill Road and then left at the second light into the campus.

After entering the campus, follow the signs to the building where the annual meeting will be held. There is no charge for parking at the campus.

T. ROWE PRICE GROUP, INC.

2012 Proxy

Revocable Proxy Solicited on Behalf of the Board of Directors

I hereby appoint Edward C. Bernard, James A.C. Kennedy, and Brian C. Rogers, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on Tuesday, April 17, 2012, at 10:00 a.m., at offices of the company located at 4525 Painters Mill Road, Owings Mills, Maryland 21117-4903, and at any adjournments or postponements thereof, in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 8, 2012, and Price Group’s 2011 Annual Report to Stockholders.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side, or IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE SIDE, “FOR” APPROVAL OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVE OFFICERS, “FOR” THE APPROVAL OF THE 2012 LONG-TERM INCENTIVE PLAN, AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AT THIS MEETING AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/trow	1-800-560-1965	Mark, sign, and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 12:00 p.m. (CT) on	vote your proxy until 12:00 p.m. (CT)	postage-paid envelope provided.
April 16, 2012.	on April 16, 2012.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail your Proxy Card.

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